EXIBIT 10.3


                               AGREEMENT TO LEASE



         THIS AGREEMENT TO LEASE (this "Agreement") is entered into as of the 29th day of December, 1998, by and between HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust ("HPT"), and CRTM17 TENANT CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among HPT, as purchaser, and Residence Inn by Marriott, Inc., Courtyard Management Corporation, TownePlace Management Corporation, Nashville Airport Hotel, LLC and St. Louis Airport Hotel, LLC, as sellers, HPT is planning to acquire, through a wholly owned subsidiary ("HPT Sub"), those certain properties, as more particularly described in Exhibits A-1 through A-17, attached hereto and made a part hereof; and

         WHEREAS, subject to and upon the terms and conditions set forth in this Agreement, pursuant to a Lease Agreement in the form attached hereto as Exhibit B (the "Lease"), HPT has agreed to cause HPT Sub to lease to Tenant, and Tenant has agreed to lease from HPT Sub, all of the Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in the Purchase Agreement and, to the extent not defined in the Purchase Agreement, in the Lease);

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Agreement to Lease. Subject to and upon the terms and conditions hereinafter set forth, on each date on which HPT or HPT Sub acquires title to any of the Properties, HPT, or HPT Sub, as the case may be, and Tenant shall each execute and deliver a Lease with respect to such Property and such date shall be the Commencement Date under such Lease.


         2. Base Rent. The Minimum Rent payable under each Lease for each Lease Year shall be the respective amounts set forth in Exhibit C.

         3. Representations of Tenant, Etc. As an inducement to HPT to enter into this Agreement, Tenant hereby represents and warrants to HPT that, as of the date hereof and as of the date on which Tenant executes a Lease pursuant to this Agreement:

         (a) Status and Authority of Tenant, Etc. Tenant is a corporation duly organized and validly existing under the laws of its state of incorporation and has all requisite power and authority (corporate and other) under the laws of such state and its respective charter documents to own its property and assets, to enter into and perform its obligations under this Agreement and the Leases and to transact the business in which it is engaged or presently proposes to engage. Tenant is duly qualified in each jurisdiction in which the nature of the business conducted or to be conducted by it requires such qualification.

         (b) Corporate Action of Tenant, Etc. Tenant has taken all necessary action (corporate or other) under its charter documents to authorize the execution, delivery and performance of this Agreement and the Leases and each such instrument constitutes, or will upon execution constitute, the valid and binding obligation and agreement of Tenant enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors and moratorium laws from time to time in effect, and except to the extent that the availability of equitable relief may be subject to the discretion of the court before which any proceeding therefor might be brought.

         (c) No Violations of Other Agreements, Etc. Neither the execution and delivery of this Agreement or the Leases by Tenant, nor compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Tenant pursuant to the terms of any other indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Tenant may be a party or by which Tenant or any of its properties may be bound, or violate any provisions of laws, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

         (d) Judgments; Litigation. Except as previously disclosed to HPT in writing, there are no judgments presently outstanding and unsatisfied against Tenant or any of its properties, and neither Tenant nor any of its properties are involved in any material litigation at law or in equity, or any proceeding before any court, or by or before any governmental or administrative agency, which litigation or proceeding could materially adversely affect Tenant, and, to the knowledge of Tenant, no such material litigation or proceeding is, to the knowledge of Tenant, threatened against Tenant, and no investigation looking toward such a proceeding has begun or is contemplated.

         (e) Disclosure. (a) With respect to each of the Properties other than the Nashville Property and the St. Louis Property, to the actual knowledge of Tenant, there is no fact or condition which materially and adversely affects the physical condition of such Property which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to HPT in connection with the transactions contemplated hereby.

                  (b) With respect to each of the Nashville Property and the St. Louis Property, to the Actual Knowledge of the Designated Individuals, there is no fact or condition which materially and adversely affects the physical condition of such Property which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to HPT in connection with the transactions contemplated hereby.

         4. Representations of HPT. As an inducement to Tenant to enter into this Agreement, HPT hereby represents to Tenant that, as of the date hereof and as of the date on which HPT or HPT Sub executes a Lease pursuant to this
Agreement:

         (a) HPT Authority. HPT is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland, having all requisite power and authority to carry on its business as such business is presently being conducted and to enter into this Agreement and the Leases and to consummate the transactions contemplated hereby and thereby.

         (b) Status and Authority of HPT Sub. HPT Sub is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland and has all requisite power and authority (trust or other) under the laws of such state and its charter documents to own its property and assets, to enter into and perform its obligations under this Agreement and the Leases and to transact the business in which it is engaged or presently proposes to engage. HPT Sub is duly qualified in each jurisdiction in which the nature of the business conducted or to be conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on HPT Sub or the transactions contemplated hereby.

         (c) Trust Action of HPT Sub, Etc. HPT Sub has taken all necessary action (trust or other) under its charter documents to authorize the execution, delivery and performance of this

Agreement and the Leases and each such instrument constitutes, or will upon execution constitute, the valid and binding obligation and agreement of HPT Sub, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar laws of general applicable affecting the rights and remedies of creditors and moratorium laws from time to time in effect, and except to the extent that the availability of equitable relief may be subject to the discretion of the court before which any proceeding therefor might be brought.

         5. Additional Tenant Obligations. On or before the Commencement Date of each Lease, Tenant shall cause each of the following to be delivered to HPT (the obligation of HPT to enter into the Leases being subject to such delivery):

         (a) On the initial Closing Date, a limited rent guaranty (the "Limited Rent Guaranty"), made by Marriott International, Inc. (the "Guarantor"), in favor of HPT Sub, the Limited Rent Guaranty to be the form attached hereto as Exhibit D, and on each subsequent Closing Date, a confirmation thereof;

         (b) A franchise agreement (the "Franchise Agreement") between Tenant and the Guarantor, the Franchise Agreement to be in the form attached hereto as Exhibit E;

         (c) On the initial Closing Date, an Indemnity and Stock Pledge Agreement (the "Stock Pledge"), made by the Guarantor in favor of HPT Sub, the Stock Pledge to be in the form attached hereto as Exhibit F; and

         (d)  Any other Incidental Documents required by the Lease.

         6. Additional Landlord Obligations. On or before the Commencement Date of any Lease, HPT shall cause an owner agreement in the form attached hereto as Exhibit G (the "Owner Agreement"), on the initial Closing Date, a guaranty of the landlord's obligations thereunder in the form attached hereto as Exhibit H and on each subsequent Closing Date, a confirmation thereof, to be delivered to Tenant with respect to the Property demised under the Leases (the obligation of Tenant to enter into each such Lease being subject to delivery of such Owner Agreement and guaranty).

         7. Condition Precedent. The obligations of the parties hereunder with respect to each Property shall be subject to the consummation of the transactions contemplated by the Purchase Agreement with respect to such Property.

         8. Notices. All notices required or desired to be given hereunder shall be given in the manner provided in Section 22.10 of the Lease.

         9. Assignment. Except as expressly set forth in Article 16 of the Lease, Tenant shall not assign or transfer, directly or indirectly, its rights under this Agreement without the prior written consent of HPT, which consent may be given or withheld by HPT in HPT's sole discretion. Except as expressly set forth in Article 15 of the Lease, HPT shall not assign or transfer, directly or indirectly, its rights under this Agreement other than to a wholly owned subsidiary of HPT without the prior written consent of Tenant, which consent may be given or withheld by Tenant in Tenant's sole discretion.

         10. Default.

         (a) Default by Tenant. If Tenant shall have made any representation or warranty herein which shall be untrue in any material respect when made or at the time of execution of a Lease, or if Tenant shall fail to perform any of the covenants and agreements contained herein to be performed by Tenant and such failure continues for a period of ten (10) days after notice thereof from HPT (or such additional period, not to extend beyond December 31, 1999, as may be reasonably required to cure the same) or if the Sellers are in default of the Purchase Agreement pursuant to Section 10.1 thereof, HPT may terminate this Agreement and/or pursue any and all remedies available to HPT at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief; provided, however, that, (x) in no event shall Tenant be liable for consequential damages and (y) in no event shall the aggregate liability of Tenant hereunder exceed an amount equal to the sum of (i) ten percent of the Allocable Purchase Price of the affected Property or Properties,
(ii) actual costs and expenses incurred by HPT with respect to the affect Property and Properties, (iii) costs of collection (including, without limitation, reasonable attorneys' fees) and (iv) interest at 10% per annum on all such amounts from the date of demand until paid. Any sums paid by Sellers as a result of their default pursuant to any term of the Purchase Agreement shall be a credit towards any sums to be paid by Tenant hereunder. It is understood and agreed that, for purposes of this Section, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period even though, as a technical matter, such representation or warranty was false as of the date actually made.

         (b) Default by HPT. If HPT shall have made any representation or warranty herein which shall be untrue in any material respect when made or at the time of execution of a Lease, or if HPT shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days (or such additional period, not to extend beyond December 31, 1999 as may be reasonably required to cure the same) after notice thereof from Tenant or if HPT is in default of the Purchase Agreement pursuant to Section 10.2 thereof, Tenant may terminate this Agreement and/or pursuant any and all remedies available to Tenant at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief; provided, however, that (x) in no event shall HPT be liable for consequential damages and (y) in no event shall the aggregate liability of HPT hereunder exceed the sum of (i) ten percent of the Allocable Purchase Price of the affected Property or Properties, (ii) actual costs and expenses incurred by the Tenant with respect to the affected Property or Properties, (iii) costs of collection (including, without limitation, reasonable attorneys' fees) and (iv) interest of collection (including, without limitation, reasonable attorneys' fees) and (iv) interest at 10% per annum on all such amounts from the date of demand until paid. Any sums paid by HPT as a result of its default pursuant to any term of the Purchase Agreement shall be a credit towards any sum to be paid by HPT hereunder. It is understood and agreed that, for purposes of this Section, if a default results from a false representation or warranty, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to the falsehood are cured within the applicable cure period event though, as a technical matter, such representation or warranty was false as of the date actually made.

         11. Miscellaneous.

         (a) Expenses. Except as set forth in Section 9.2 of the Purchase Agreement, HPT and Tenant shall each pay their own professional expenses incident to the negotiation, preparation and carrying out of this Agreement, including, without limitation, all fees and expenses of their respective counsel. HPT and Tenant shall share equally the cost of all recording fees, transfer fees and other like costs and expenses.

         (b) Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to the press, any public body or authority or to any third party without the consent of the other parties, which consent shall not be unreasonably withheld, except as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, or to entities involved with the sale of a controlling interest in the Tenant, the Guarantor, HPT, HPT Sub or any of their Affiliated Persons; provided, however, that, if such information is required to be disclosed by law, the party so disclosing the information will use its reasonable efforts to give notice to the other party of such disclosure as soon as such party learns that it must make such disclosure.

         (c) Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         12. Applicable Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland applicable to contracts between residents of Maryland which are to be performed entirely within Maryland, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Maryland; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Maryland as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Maryland and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         13. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other, and such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

         14. Waiver of Rights. Neither any failure nor any delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any right, power or privilege.

         15. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and this Agreement shall thereupon be reformed and construed and enforced to the maximum extent permitted by laws.

         16. Entire Contract. This Agreement, including all annexes and exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent or commitment letter.

         17. Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         18. Binding Effect. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         19. Nonliability of Trustees, Etc. THE DECLARATION OF TRUST ESTABLISHING HPT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HPT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HPT. ALL PERSONS DEALING WITH HPT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HPT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         20. Nonliability of Officers, Etc. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF TENANT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, TENANT. ALL PERSONS DEALING WITH TENANT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF TENANT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, HPT and Tenant have executed this Agreement under seal as of the date above first written.


                                    HOSPITALITY PROPERTIES TRUST



                                    By: /s/John G. Murray
                                        John G. Murray, President


                                    CRTM17 TENANT CORPORATION



                                    By: /s/ Catherine L. Young
                                        Its (Vice) President

                                    EXHIBIT B

                                  Form of Lease

                              [See attached copy.]

                                 LEASE AGREEMENT

                           DATED AS OF ______ __, 199_

                                 BY AND BETWEEN

                           HPTMI III PROPERTIES TRUST,
                                  AS LANDLORD,

                                       AND

                           CRTM17 TENANT CORPORATION,
                                    AS TENANT

                                TABLE OF CONTENTS


ARTICLE 1

         DEFINITIONS...........................................................1
         1.1  Accounting Period................................................2
         1.2  Additional Rent .................................................2
         1.3  Additional Charges ..............................................2
         1.4  Affiliated Person ...............................................2
         1.5  Agreement .......................................................2
         1.6  Agreement to Lease...............................................3
         1.7  Allocable Purchase Price.........................................3
         1.8  Applicable Laws .................................................3
         1.9  Applicable Percentage............................................3
         1.10  Award ..........................................................4
         1.11  Base Hotel Sales ...............................................4
         1.12  Base Year ......................................................5
         1.13  Business Day ...................................................5
         1.14  Capital Addition ...............................................6
         1.15  Capital Expenditure ............................................6
         1.16  Claim ..........................................................6
         1.17  Code ...........................................................6
         1.18  Collective Leased Properties ...................................6
         1.19  Commencement Date ..............................................6
         [1.20  Commencement of Expansion......................................6
         1.21  Competitor......................................................6
         1.22  Condemnation ...................................................6
         1.23  Condemnor ......................................................7
         1.24  Consolidated Financials ........................................7
         1.25  Date of Taking .................................................7
         1.26  Default ........................................................7
         1.27  Disbursement Rate ..............................................7
         1.28  Distribution ...................................................7
         1.29  Encumbrance ....................................................7
         1.30      Entity......................................................7
         1.31  Environment ....................................................8
         1.32  Environmental Notice ...........................................8
         1.33  Environmental Obligation .......................................8
         1.34  Event of Default ...............................................8
         1.35  Excess Hotel Sales..............................................8
         1.37  Extended Terms .................................................8
         1.38  FAS ............................................................8

         1.39  Financial Officer's Certificate ................................8
         1.40  Fiscal Quarter .................................................9
         1.41  Fiscal Year ....................................................9
         1.42  Fixed Term .....................................................9
         1.43  Fixtures .......................................................9
         1.44  Franchise Agreement.............................................9
         1.45  Franchisor .....................................................9
         1.46  GAAP ...........................................................9
         1.47  Government Agencies.............................................9
         1.48  Guarantor .....................................................10
         1.49  Hazardous Substances ..........................................10
         1.50  Hotel .........................................................11
         1.51  Hotel Mortgage ................................................11
         1.52  Hotel Mortgagee ...............................................11
         1.53  HPT ...........................................................11
         1.54  HPT Guaranty ..................................................11
         1.55  Immediate Family...............................................11
         1.56  Impositions ...................................................11
         1.57  Incidental Documents ..........................................13
         1.58  Indebtedness ..................................................13
         1.59  Index .........................................................13
         1.60  Insurance Requirements ........................................13
         1.61  Interest Rate..................................................13
         1.62  Inventories ...................................................13
         1.63  Land ..........................................................14
         1.64  Landlord ......................................................14
         1.65  Landlord Default ..............................................14
         1.66  Landlord Liens.................................................14
         1.67  Lease Year ....................................................14
         1.68  Leased Improvements ...........................................14
         1.69  Leased Intangible Property ....................................14
         1.70  Leased Personal Property ......................................14
         1.71  Leased Property ...............................................15
         1.72  Legal Requirements ............................................15
         1.73  Lien ..........................................................15
         1.74  Limited Rent Guaranty .........................................15
         1.75  Management Agreement ..........................................15
         1.76  Manager .......................................................15
         1.77  Minimum Rent ..................................................15
         1.78  Notice ........................................................16
         1.79  Officer's Certificate .........................................16
         1.80  Other Leases...................................................16
         1.81  Overdue Rate ..................................................16
         1.82  Owner Agreement................................................16
         1.83  Parent.........................................................16

         1.84  Permitted Encumbrances ........................................16
         1.85  Permitted Liens ...............................................16
         1.86  Permitted Use .................................................16
         1.87  Person ........................................................16
         1.88  Proprietary Information .......................................17
         1.89  Purchase Agreement.............................................17
         1.90  Purchase Documents.............................................17
         1.91  Rent ..........................................................17
         1.92  Request Notice ................................................17
         1.94  Reserve........................................................17
         1.95  Reserve Estimate ..............................................18
         1.96  Response Notice ...............................................18
         1.97  Retained Funds.................................................18
         1.98  SEC ...........................................................18
         1.99  State .........................................................18
         1.100  Stock Pledge Agreement .......................................18
         1.101  Subordinated Creditor ........................................18
         1.102  Subordination Agreement ......................................18
         1.103  Subsidiary ...................................................18
         1.104  Successor Landlord ...........................................19
         1.105  Tangible Net Worth ...........................................19
         1.106  Tenant .......................................................19
         1.107  Tenant's Personal Property ...................................19
         1.108  Term .........................................................19
         1.109  Total Hotel Sales.............................................20
         1.110  Uniform System of Accounts ...................................20
         1.111  Unsuitable for Its Permitted Use .............................20
         1.112  Work .........................................................21

ARTICLE 2

         LEASED PROPERTY AND TERM.............................................21
         2.1  Leased Property.................................................21
         2.2      Condition of Leased Property................................22
         2.3  Fixed Term......................................................23
         2.4      Extended Term...............................................23

ARTICLE 3

         RENT.................................................................24
         3.1  Rent............................................................24
         3.2      Late Payment of Rent, Etc...................................31
         3.3      Net Lease...................................................31
         3.4      No Termination, Abatement, Etc..............................32
         3.5  Security for Tenant's Performance...............................33

ARTICLE 4

         USE OF THE LEASED PROPERTY...........................................33
         4.1  Permitted Use...................................................33
         4.2  Compliance with Legal/Insurance Requirements, Etc...............35
         4.3  Environmental Matters...........................................35

ARTICLE 5

         MAINTENANCE AND REPAIRS..............................................38
         5.1  Maintenance and Repair..........................................38
         5.2  Tenant's Personal Property......................................43
         5.3  Yield Up........................................................44
         5.4  Management Agreement............................................45

ARTICLE 6

         IMPROVEMENTS, ETC....................................................46
         6.1  Improvements to the Leased Property.  ..........................46
         6.2  Salvage.........................................................47
         6.3  Equipment Leases................................................47
         6.4  [For FS St. Louis and Nashville:  Required Work.................47
         6.5  [For Nashville:  Hotel Expansion................................48

ARTICLE 7

         LIENS................................................................51

ARTICLE 8

         PERMITTED CONTESTS...................................................51

ARTICLE 9

         INSURANCE AND INDEMNIFICATION........................................52
         9.1  General Insurance Requirements..................................52
         9.2  Replacement Cost................................................54
         9.3  Waiver of Subrogation...........................................54
         9.4  Form Satisfactory, Etc..........................................55
         9.5  Blanket Policy..................................................56
         9.6  No Separate Insurance...........................................56
         9.7  Indemnification of Landlord.....................................56

ARTICLE 10

         CASUALTY.............................................................57
         10.1  Insurance Proceeds.............................................57
         10.2  Damage or Destruction..........................................58
         10.3  Damage Near End of Term........................................60
         10.4  Tenant's Property..............................................60
         10.5  Restoration of Tenant's Property...............................60
         10.6  No Abatement of Rent...........................................61
         10.7  Waiver.........................................................61

ARTICLE 11

         CONDEMNATION.........................................................61
         11.1  Total Condemnation, Etc........................................61
         11.2  Partial Condemnation...........................................61
         11.3  Disbursement of Award..........................................62
         11.4  Abatement of Rent..............................................63
         11.5  Temporary Condemnation.........................................63
         11.6  Allocation of Award............................................64

ARTICLE 12

         DEFAULTS AND REMEDIES................................................64
         12.1  Events of Default..............................................64
         12.2  Remedies.......................................................67
         12.3  Tenant's Waiver................................................69
         12.4  Application of Funds...........................................69
         12.5  Landlord's Right to Cure Tenant's Default......................69
         12.6  Retained Funds.................................................70
         12.7  Good Faith Dispute.............................................70

ARTICLE 13

         HOLDING OVER.........................................................70

ARTICLE 14

         LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT......................71
         14.1  Landlord Notice Obligation.....................................71
         14.2  Landlord's Default.............................................71
         14.3  Special Remedies for Landlord Funding Default..................72
         14.4  Remedy after Landlord Transfer.................................73

         14.5  Special Remedy after Landlord Default under
                  Section 10.2.4 and 11.3.....................................73
         14.6  Special Remedy for Tenant under Section 22.8...................73

ARTICLE 15

         TRANSFERS BY LANDLORD................................................74
         15.1  Transfer of Leased Property....................................74
         15.2  Conditions of Transfer.........................................74

ARTICLE 16

         SUBLETTING AND ASSIGNMENT............................................75
         16.1  Subletting and Assignment......................................75
         16.2  Required Sublease Provisions...................................77
         16.3  Permitted Sublease and Assignment..............................79
         16.4  Sublease Limitation............................................79
         16.5  Special Crestline Assignment...................................80

ARTICLE 17

         ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.......................80
         17.1  Estoppel Certificates..........................................80
         17.2  Financial Statements...........................................81
         17.3  General Operations.............................................82

ARTICLE 18

         LANDLORD'S RIGHT TO INSPECT..........................................83

ARTICLE 19

         ALTERNATIVE DISPUTE RESOLUTION.......................................83
         19.1  Negotiation and Mediation......................................83
         19.2  Arbitration....................................................83

ARTICLE 20

         HOTEL MORTGAGES......................................................85
         20.1  Landlord May Grant Liens.......................................85
         20.2  Subordination of Lease.........................................85
         20.3  Notices........................................................87

ARTICLE 21

         ADDITIONAL COVENANTS OF TENANT.......................................87
         21.1  Conduct of Business............................................87
         21.2  Maintenance of Accounts and Records............................88
         21.3  Notice of Litigation, Etc......................................88
         21.4  Indebtedness of Tenant.........................................88
         21.5  Financial Condition of Tenant..................................89
         21.6  Distributions, Payments to Affiliated Persons, Etc.............89
         21.7  Prohibited Transactions........................................90
         21.8  Liens and Encumbrances.........................................90
         21.9  Merger; Sale of Assets; Etc....................................90

ARTICLE 22

         MISCELLANEOUS........................................................91
         22.1  Limitation on Payment of Rent..................................91
         22.2  No Waiver......................................................91
         22.3  Remedies Cumulative............................................92
         22.4  Severability...................................................92
         22.5  Acceptance of Surrender........................................92
         22.6  No Merger of Title.............................................92
         22.7  Conveyance by Landlord.........................................92
         22.8  Quiet Enjoyment................................................93
         22.9  Memorandum of Lease............................................93
         22.10  Notices.......................................................94
         22.11  Construction; Nonrecourse.....................................95
         22.12  Counterparts; Headings........................................96
         22.13  Applicable Law, Etc...........................................96
         22.14  Right to Make Agreement.......................................97
         22.15  Disclosure of Information.....................................97
         22.16  Trademarks, Trade Names and Service Marks.....................98


EXHIBITS

A -      Minimum Rent
B -      Other Leases
C -      The Land
[For FS St. Louis and Nashville: D - Required Work]
[For FS Nashville: E - Nashville Expansion]
[For FS Nashville: F - Total Hotel Sales]
Schedule 1  - Crestline Financials

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT is entered into as of this ___ day of __________, 199_, by and between HPTMI III PROPERTIES TRUST, a Maryland real estate investment trust, as landlord ("Landlord"), and CRTM17 TENANT CORPORATION, a Delaware corporation, as tenant ("Tenant").

                              W I T N E S S E T H :

         WHEREAS, Landlord owns fee simple title to the Leased Property (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1); and

         WHEREAS, Landlord wishes to lease the Leased Property to Tenant and Tenant wishes to lease the Leased Property from Landlord, all subject to and upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         1.1 "Accounting Period" shall mean each four (4) week accounting period of Tenant, except that an Accounting Period may, from time to time, include five
(5) weeks in order to conform Tenant's accounting system to Tenant's Fiscal Year. If Tenant shall, for a bona fide business reason, change its Accounting Periods during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment increase or reduce any monetary obligation under this Agreement.

         1.2 "Additional Rent" shall have the meaning given such term in Section 3.1.2(a).

         1.3  "Additional  Charges"  shall have the  meaning  given such term in
Section 3.1.3.

         1.4 "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d); provided, however, that, notwithstanding the foregoing, as of the date hereof, Host
Marriott Corporation, Sodexho Marriott Services, Inc., or any of their Affiliated Persons are not Affiliated Persons as to Tenant or the Guarantor.

         1.5 "Agreement" shall mean this Lease Agreement, including all Exhibits and Schedules hereto, as it and they may be amended from time to time as herein provided.

         1.6 "Agreement to Lease" shall mean the Agreement to Lease, dated as of December 29, 1998, by and between HPT and the Tenant, as amended from time to time.

         1.7 "Allocable Purchase Price" shall have the meaning given such term in the Purchase Agreement.

         1.8 "Applicable Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health (except those requirements which, by definition, are solely the responsibility of employers) or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesti cides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         1.9 "Applicable Percentage" shall mean, with respect to any Accounting Period, or portion thereof, [for RIs: , with respect to the period beginning on the Commencement Date and ending on the last day of the first full Fiscal Year of operation of the Hotel, two percent (2%)] [for CYs: , with respect to the period beginning on the Commencement Date and ending on the last day of the first full Fiscal Year of operation of the Hotel, three percent (3%)] [for TPs:
, with respect to the period beginning
on the Commencement Date and ending on the last of the first full Fiscal Year of operation of the Hotel, four percent (4%)] [for FS: , with respect to the period beginning on the Commencement Date and ending on the last day of the first full Fiscal Year of operation of the Hotel, five percent (5%)], [for RIs and CYs: with respect to the second full Fiscal Year of operation of the Hotel, four percent (4%)] [for TPs and FS: with respect to the second full Fiscal Year of operation of the Hotel, five percent (5%)] and, with respect to each Fiscal Year thereafter, [for CYs, RIs and FS: five percent (5%)] [for TPs: six percent (6%)].

         1.10 "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of the Leased Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

         1.11 "Base Hotel Sales" shall mean, when used with reference to any Lease Year, Total Hotel Sales for the Base Year and, when used with reference to the first, second or third Fiscal Quarters of any Fiscal Year, 3/13 of Total Hotel Sales for the Base Year and, when used with reference to the fourth Fiscal Quarter of any Fiscal Year, 4/13 of Total Hotel Sales for the Base Year [For FS:
(and in the event of Additional Rent being due for any partial Fiscal Quarter in the first Lease Year Additional Rent accrues, Base Hotel Sales for such partial Fiscal Quarter shall be 1/13 or 2/13 of Total Hotel Sales for the Base Year depending on whether such partial Fiscal Quarter consists of one or two Accounting Periods, respectively)]; provided, however, that in the event that, with respect to any Lease Year, or portion thereof, for any reason (including, without limitation, a casualty or Condemnation) there shall be, for one hundred eighty (180) days or more in any Lease Year, a reduction in the number of rooms at the Hotel or a change in the services provided at the Hotel (including, without limitation, closing of restaurants) from the number of rooms or the services provided during the Base Year, in determining Additional Rent payable with respect to such Lease Year, Base Hotel Sales shall be reduced as follows:
(a) in the event of a complete closing of the Hotel, Total Hotel Sales attributable to such Hotel during the Base Year shall be subtracted from Base Hotel Sales throughout the period of such closing; (b) in the event of a partial closing of the Hotel affecting any number of guest rooms in such Hotel, Total Hotel Sales attributable to guest room occupancy or guest room services at such Hotel during the Base Year shall be ratably allocated among all guest rooms in service at such Hotel during the Base Year and all such Total Hotel Sales attributable to rooms no longer in service shall be subtracted from Base Hotel Sales throughout the period of such closing;
(c) in the event of a closing of a restaurant, all Total Hotel Sales attributed to such restaurant during the Base Year shall be subtracted from Base Hotel Sales throughout the period of such closing; and (e) in the event of any other change in circumstances affecting the Hotel, Base Hotel Sales shall be equitably adjusted in such manner as Landlord and Tenant shall reasonably agree. [For FS
Nashville: Notwithstanding the foregoing, if the Expansion occurs, then all references herein to the Base Year shall be deemed to be the Reset Base Year as provided in Section 6.4.]

         1.12 "Base Year" shall mean [for CY, RI and TP: the second full Fiscal Year of operation of the Hotel] [for FS: the thirteen (13) Accounting Periods starting with the eighth (8th) Accounting Period of the 1999 Fiscal Year and ending with the seventh (7th) Accounting Period of the 2000 Fiscal Year; provided, however, if there shall occur, prior to the expiration of the Base Year described in the preceding clause, any force majeure which causes a material decline in Total Hotel Sales [for CY, RI and TP: during the second full Fiscal Year of operation of the Hotel] and [for FS: during the thirteen (13) Accounting Periods starting with the eighth (8th) Accounting Period of the 1999 Fiscal Year and ending with the seventh (7th) Accounting Period of the 2000 Fiscal Year, the Base Year shall be adjusted to be the first full Fiscal Year of operation of the Hotel after the termination of any such force majeure event.

         1.13 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Maryland are authorized by law or executive action to close.

         1.14 "Capital Addition" shall mean any renovation, renewal, addition, alteration, replacement, repair or improvement to the

Leased Property (or portion thereof), the cost of which constitutes a Capital Expenditure.

         1.15 "Capital Expenditure" shall mean any expenditure treated as capital in nature in accordance with GAAP.

         1.16 "Claim" shall have the meaning given such term in Article 8.

         1.17 "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

         1.18 "Collective Leased Properties" shall mean, collectively, the Leased Property and every other Leased Property (as defined therein) under the Other Leases.

         1.19 "Commencement Date" shall mean the date of this Agreement.

         [1.20 "Commencement of Expansion" shall have the meaning given such term in the Section 6.4.]

         1.21 "Competitor" shall have the meaning given such term in the Franchise Agreement.

         1.22 "Condemnation" shall mean (a) the exercise of any governmental power with respect to the Leased Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Leased Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Leased Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any Condemnation or other eminent domain proceeding affecting the Leased Property, whether or not the same shall have actually been commenced.

         1.23 "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         1.24 "Consolidated Financials" shall mean, for any Fiscal Year or other accounting period of Tenant, annual audited and quarterly unaudited financial statements of the Guarantor prepared on a consolidated basis, including the Guarantor's consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

         1.25 "Date of Taking" shall mean the date the Condemnor has the right to possession of the Leased Property, or any portion thereof, in connection with a Condemnation.

         1.26 "Default" shall mean any event or condition existing which with the giving of notice and/or lapse of time would ripen into an Event of Default.

         1.27 "Disbursement Rate" shall mean an annual rate of interest equal to the greater of, as of the date of determination, (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred (300) basis points.

         1.28 "Distribution" shall mean (a) any declaration or payment of any dividend (except dividends payable in common stock of Tenant) on or in respect of any shares of any class of capital stock of Tenant, (b) any purchase, redemption retirement or other acquisition of any shares of any class of capital stock of Tenant, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant, or (d) any return of capital to shareholders of Tenant.

         1.29 "Encumbrance" shall have the meaning given such term in Section 20.1.

         1.30  "Entity"   shall  mean  any   corporation,   general  or  limited
partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency or political subdivision thereof or any other entity.

         1.31 "Environment" shall mean soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

         1.32  "Environmental  Notice" shall have the meaning given such term in
Section 4.3.1.

         1.33 "Environmental Obligation" shall have the meaning given such term in Section 4.3.1.

         1.34  "Event of  Default"  shall  have the  meaning  given such term in
Section 12.1.

         1.35 "Excess Hotel Sales" shall mean, with respect to any Lease Year or Fiscal Quarter, or portion thereof, as applicable, the amount of Total Hotel Sales for such period, in excess of Base Hotel Sales for the equivalent period.

         1.36 [For FS Nashville: "Expansion" shall have the meaning given such term in Section 6.4.]

         1.37 "Extended Terms" shall have the meaning given such term in Section 2.4.

         1.38 "FAS" shall mean all items included within "Property and Equipment" under the Uniform System of Accounts, including, but not limited to, linen, china, glassware, tableware, uniforms and similar items, whether used in connection with public space or guest rooms.

         1.39 "Financial Officer's Certificate" shall mean, as to any Person, a certificate of the chief financial officer or chief accounting officer (or such officers' authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify that such statements have been properly prepared in accordance with GAAP and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby.

         1.40 "Fiscal Quarter" shall mean, with respect to the first, second and third quarter of any Fiscal Year, the first, second and third, respectively, three (3) Accounting Periods of such Fiscal Year and, with respect to the fourth quarter of any Fiscal Year, the final four (4) Accounting Periods of such Fiscal Year.

         1.41 "Fiscal Year" shall mean each fiscal year of Tenant, each such fiscal year to consist of thirteen Accounting Periods. If Tenant shall, for a bona fide business reason, change its Fiscal Year during the Term, appropriate adjustments, if any, shall be made with respect to the timing of certain accounting and reporting requirements of this Agreement; provided, however, that, in no event shall any such change or adjustment increase or reduce any monetary obligation under this Agreement.

         1.42 "Fixed  Term"  shall have the  meaning  given such term in Section
2.3.

         1.43  "Fixtures"  shall  have the  meaning  given  such term in Section
2.1(d).

         1.44 "Franchise Agreement" shall mean the Franchise Agreement, dated as of the date hereof, between Tenant and the Franchisor with respect to the Hotel, as amended from time to time.

         1.45  "Franchisor"  shall  mean  Marriott   International,   Inc.,  its
successors and assigns.

         1.46  "GAAP"  shall  mean  generally  accepted  accounting   principles
consistently applied.

         1.47 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or the State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Leased Property or any portion thereof or the Hotel operated thereon.

         1.48 "Guarantor" shall mean Marriott International, Inc., a Delaware corporation, its successors and assigns.

         1.49 "Hazardous Substances" shall mean any substance:

                  (a) the presence of which requires or may hereafter require notification, investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or

                  (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future federal, state or local statute, regulation, rule or ordi nance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and the regulations promulgated thereunder; or

                  (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or

                  (d) the presence of which on the Leased Property causes or materially threatens to cause an unlawful nuisance upon the Leased Property or to adjacent properties or poses or materially threatens to pose a hazard to the Leased Property or to the health or safety of persons on or about the Leased Property; or

                  (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

                  (f)  without   limitation,   which  contains   polychlorinated
         biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

                  (g) without limitation, which contains or emits radioactive particles, waves or material; or

                  (h) without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Material Waste Tracking Act of 1988, or any Applicable Laws promulgated by any Government Agencies.

         1.50 "Hotel" shall mean the [Residence Inn by Marriott] [Courtyard by Marriott] [TownePlace Suites] [Marriott] hotel being operated on the Leased Property.

         1.51 "Hotel Mortgage" shall mean any Encumbrance placed upon the Leased Property in accordance with Article 20.

         1.52 "Hotel Mortgagee" shall mean the holder of any Hotel Mortgage.

         1.53 "HPT" shall mean Hospitality Properties Trust, a Maryland real estate investment trust, and its permitted successors and assigns.

         1.54 "HPT Guaranty" shall mean the guaranty agreement, dated as of the date hereof, made by HPT for the benefit of Tenant, as amended.

         1.55 "Immediate Family" shall mean, with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

         1.56 "Impositions" shall mean collectively, all taxes (including, without limitation, all taxes imposed under the laws of the State, as such laws may be amended from time to time, and all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay (i) any tax based on net income, net worth or capital imposed on Landlord,
(ii) any net revenue tax of Landlord, (iii) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof (other than in connection with the sale, exchange or other disposition to, or in connection with a transaction involving, Tenant), (iv) any single business, gross receipts tax (other than a tax on any rent received by Landlord from Tenant provided that such gross receipts tax on such rent is expressly in lieu of any other tax, assessment, levy or charge otherwise excluded from this definition of Impositions), transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, except to the extent that any tax, assessment, tax levy or charge that would otherwise be an Imposition under this definition which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) preceding is levied, assessed or imposed expressly in lieu thereof, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any Impositions imposed on Landlord that are a result of Landlord not being considered a "United States person" as defined in Section 7701(a)(30) of the Code, (vii) any Impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any Impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord's conduct or operation or as a result of the negligence or willful misconduct of Landlord.

         1.57 "Incidental Documents" shall mean, collectively, the Limited Rent Guaranty, the Franchise Agreement, the Stock Pledge Agreement and the Owner Agreement.

         1.58   "Indebtedness"   shall  mean  all  obligations,   contingent  or
otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as liabilities.

         1.59 "Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All-Cities, All Items 1982- 1984 = 100, as published by the Bureau of Labor Statistics or, in the event publication thereof ceases, by reference to whatever index then published by the United States Department of Labor at that time is most nearly comparable as a measure of general changes in price levels for urban areas, as reasonably determined by Landlord and Tenant.

         1.60 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant or the Leased Property.

         1.61 "Interest Rate" shall mean ten percent (10%) per annum.

         1.62 "Inventories" shall mean "Inventories" as defined in the Uniform System of Accounts, including, but not limited to, provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

         1.63 "Land" shall have the meaning given such term in Section 2.1(a).

         1.64 "Landlord" shall have the meaning given such term in the preambles to this Agreement and shall include its permitted successors and assigns.

         1.65  "Landlord  Default"  shall  have the  meaning  given such term in
Section 14.2.

         1.66 "Landlord Liens" shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner (other than Tenant) of a direct or indirect interest in the Leased Property, or which result from any violation by Landlord of any terms of this Agreement or the Purchase Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased Property; provided, however, that "Landlord Lien" shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

         1.67 "Lease Year" shall mean any Fiscal Year during the Term and any partial Fiscal Year at beginning or end of the Term.

         1.68 "Leased  Improvements"  shall have the meaning  given such term in
Section 2.1(b).

         1.69 "Leased  Intangible  Property" shall mean all Intangible  Property
(as defined therein) acquired by Landlord with respect to the Leased Property pursuant to the Purchase Agreement.

         1.70 "Leased Personal Property" shall have the meaning given such term in Section 2.1(e).

         1.71  "Leased  Property"  shall  have the  meaning  given  such term in
Section 2.1.

         1.72 "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate the Leased Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting the Leased Property as of the date hereof, or to which Tenant has consented or required to be granted pursuant to Applicable Laws, including those which may (i) require material repairs, modifications or alterations in or to the Leased Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord's status as a real estate investment trust.

         1.73 "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors.

         1.74 "Limited Rent Guaranty" shall mean the limited rent guaranty agreement, dated as of the date hereof, made by the Guarantor in favor of Landlord, as amended from time to time.

         1.75 "Management Agreement" shall mean any agreement entered into by Tenant with respect to the management and operation of the Leased Property.

         1.76 "Manager" shall mean the person designated by and acting as Manager pursuant to a Management Agreement.

         1.77 "Minimum Rent" shall mean, with respect to each Accounting Period, the sum set forth on Exhibit A.

         1.78  "Notice"  shall mean a notice  given in  accordance  with Section
22.10.

         1.79 "Officer's Certificate" shall mean a certificate signed by an officer of the certifying Entity duly authorized by the board of directors of the certifying Entity.

         1.80 "Other Leases" shall mean, collectively, any Lease Agreements between Landlord and Tenant with respect to the properties described on Exhibit B.

         1.81 "Overdue Rate" shall mean, on any date, a per annum rate of interest equal to the lesser of fifteen percent (15%) and the maximum rate then permitted under applicable law.

         1.82 "Owner Agreement" shall mean the Owner Agreement pertaining to the Leased Property, dated as of the date hereof, among Landlord, Tenant and the Franchisor, as amended from time to time.

         1.83 "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, fifty-one percent (51%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         1.84 "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's or leasehold title insurance policy issued to Landlord on the date hereof, plus any other such encumbrances as may have been consented to in writing by Landlord from time to time.

         1.85 "Permitted  Liens" shall mean any Liens granted in accordance with
Section 21.8(a).

         1.86 "Permitted Use" shall mean any use of the Leased Property permitted pursuant to Section 4.1.1(a) or (b).

         1.87 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.88 "Proprietary Information" shall mean (a) all computer software and accompanying documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are used by Tenant in connection with the property management system, the reservation system and all future electronic systems developed by Tenant for use in the Hotel, (b) all manuals, brochures and directives used by Tenant at the Hotel regarding the procedures and techniques to be used in operating the Hotel, (c) customer lists, and (d) employee records which must remain confidential either under Legal Requirements or under reasonable corporate policies of Tenant; provided, however, that "Proprietary Information" shall not include any software, manuals, brochures or directives issued by Franchisor to Tenant, as franchisee, under the Franchise Agreement.

         1.89 "Purchase Agreement" shall mean the Purchase and Sale Agreement, dated as of December 29, 1998, by and among HPT, as purchaser, and Residence Inn by Marriott, Inc., Courtyard Management Corporation, TownePlace Management Corporation, St. Louis Airport Hotel, LLC and Nashville Airport Hotel, LLC, as sellers, as amended.

         1.90 "Purchase Documents" shall mean, collectively, the Purchase Agreement and the Agreement to Lease.

         1.91 "Rent" shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

         1.92 "Request Notice" shall have the meaning given such term in Section 16.1.

         1.93 [For FS St. Louis and Nashville: "Required Work" shall have the meaning given such term in Section 6.4.]

         1.94 "Reserve" shall have the meaning given such term in Section 5.1.2(a).

         1.95  "Reserve  Estimate"  shall  have the  meaning  given such term in
Section 5.1.2(c).

         1.96  "Response  Notice"  shall  mean the  meaning  given  such term in
Section 16.1.

         1.97 "Retained Funds" shall have the meaning given such term in the Purchase Agreement.

         1.98 "SEC" shall mean the Securities and Exchange Commission.

         1.99 "State" shall mean the state or commonwealth or district in which the Leased Property is located.

         1.100 "Stock Pledge Agreement" shall mean the Indemnity Pledge and Security Agreement, dated December 29, 1998, made by the Guarantor in favor of Landlord, as amended.

         1.101 "Subordinated Creditor" shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

         1.102 "Subordination Agreement" shall mean any agreement executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant's obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant's obligations to Landlord under this Agreement.

         1.103  "Subsidiary"  shall mean, with respect to any Person, any Entity
(a) in which such Person owns directly, or indirectly through one or more Subsidiaries, fifty-one percent (51%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise); it being understood and agreed that, as of the date hereof, (x) neither Host Marriott Corporation nor Sodexho Marriott Services, Inc. is a Subsidiary of the Guarantor and (y) the Guarantor is not a Subsidiary of Host Marriott Corporation or Sodexho Marriott Services, Inc.

         1.104  "Successor  Landlord"  shall have the meaning given such term in
Section 20.2.

         1.105 "Tangible Net Worth" shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (b) all deferred charges or unamortized debt discount and expense; (c) all reserves carried and not deducted from assets; (d) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary; (e) securities which are not readily marketable; (f) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the Commencement Date; (g) deferred gain; and (h) any items not included in clauses (a) through (g) above that are treated as intangibles in conformity with GAAP.

         1.106 "Tenant" shall have the meaning given such term in the preambles to this Agreement and shall include its permitted successors and assigns.

         1.107 "Tenant's Personal Property" shall mean all motor vehicles and consumable Inventories and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant, if any, acquired by Tenant on and after the date hereof and located at the Leased Property or used in Tenant's business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Proprietary Information.

         1.108 "Term" shall mean, collectively, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

         1.109 "Total Hotel Sales" shall mean, for each Fiscal Year, or Fiscal Quarter, during the Term, all revenues and receipts of every kind derived by Tenant from operating the Leased Property and parts thereof, including, but not limited to: income (from both cash and credit transactions), after deductions for bad debts, and discounts for prompt or cash payments and refunds, from rental of rooms, stores, offices, meeting, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise (other than proceeds from the sale of furnishings, fixture and equipment no longer necessary to the operation of the Hotel, which shall be deposited in the Reserve); service charges, to the extent not distributed to the employees at the Hotel as gratuities; and proceeds paid to Tenant, if any, from business interruption or other loss of income insurance; provided, however, that Total Hotel Sales shall not include the following: gratuities to Hotel employees; federal, state or municipal excise, sales, occupancy, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance paid to Tenant); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of the Leased Property or from the refinancing of any debt encumbering the Leased Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Hotel; and interest which accrues on amounts deposited in the Reserve. [In addition, Total Hotel Sales shall not include any amounts paid or payable with respect to the agreement with Lanier.] [For FS Nashville:
Notwithstanding the foregoing, upon the Commencement of Expansion, Total Hotel Sales shall have the meaning set forth in Section 6.4.]

         1.110  "Uniform  System of  Accounts"  shall  mean A Uniform  System of
Accounts for Hotels, Ninth Revised Edition, 1996, as published by the Hotel Association of New York City, as the same may be further revised from time to time.

         1.111 "Unsuitable for Its Permitted Use" shall mean a state or condition of the Hotel such that (a) following any damage or destruction involving the Hotel, the Hotel cannot be operated in the good faith judgment of Tenant on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, and as otherwise required by Section 10.2.4, within nine (9) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover Rent and other costs related to the Leased Property following such damage or destruction, or (b) as the result of a partial taking by Condemnation, the Hotel cannot be operated, in the good faith judgment of Tenant on a commercially and economically practicable basis for its Permitted Use in light of then existing circumstances.

         1.112 "Work" shall have the meaning given such term in Section 10.2.4.


                                    ARTICLE 2

                            LEASED PROPERTY AND TERM

         2.1 Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following (collectively, the "Leased Property"):

                  (a) those certain tracts, pieces and parcels of land, as more particularly described in Exhibit C, attached hereto and made a part hereof (the "Land");

                  (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                  (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

                  (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Leased Personal Property");

                  (f)  all of the Leased Intangible Property; and

                  (g) any and all leases of space (including any security deposits held by Tenant pursuant thereto) in the Leased Improvements to tenants thereof.

         2.2 Condition of Leased Property. Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS

OR EMPLOYEES WITH RESPECT THERETO, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title, contractors and materialmen for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees) incurred by Landlord in connection with such cooperation.

         2.3 Fixed Term. The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and shall expire on the last day of the Fiscal Year 2013.

         2.4 Extended Term. Provided that no Event of Default shall have occurred and be continuing and the term of all of the Other Leases shall be simultaneously extended, the Term shall be automatically extended for two (2) consecutive renewal terms, of ten (10) years each (collectively, the "Extended Terms"), unless Tenant shall give Landlord Notice, in Tenant's sole and absolute discretion, not later than two (2) years prior to the scheduled expiration of the then current Term of this Agreement (Fixed or Extended, as the case may be), that Tenant elects not so to extend the term of this Agreement (and time shall be of the essence with respect to the giving of such Notice). It is expressly understood and agreed that such Notice from Tenant shall be void and of no effect and the Term shall be automatically extended unless Tenant shall simultaneously elect not to extend the term of the Other Leases.

         Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Extended Term, except that Tenant shall have no right to extend the Term beyond the expiration of the Extended Terms. If Tenant shall give Notice that it elects not to extend the Term in accordance with this
Section 2.4, this Agreement shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Agreement. Otherwise, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.


                                    ARTICLE 3

                                      RENT

         3.1 Rent. Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.

                  3.1.1  Minimum Rent.

                  (a) Minimum Rent shall be paid in advance on the first Business Day of each Accounting Period; provided, however, that the first payment of Minimum Rent shall be payable on the Commencement Date. Minimum Rent for any partial Accounting Period shall be prorated on a per diem basis.

                  (b) Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.3(b), [For Nashville: 6.4,] 10.2 or 11.2. Effective on the date of each disbursement by Landlord pursuant to Sections 5.1.3(b), [For Nashville: 6.4,] 10.2 or 11.2, the Minimum Rent payable with respect to each Accounting Period shall be increased by an amount equal to the quotient obtained by dividing (i) a per annum amount equal to the Disbursement Rate, determined as of the date of Tenant's Notice to Landlord identifying the amount of and requirement for the applicable funds, times the amount so disbursed, by (ii) thirteen. If any such disbursement is made during any Accounting Period on a day other than the first day of an Accounting Period, Tenant shall pay to Landlord on the first day of the immediately following Accounting Period (in addition to the amount of Minimum Rent payable with respect to such Accounting Period, as adjusted pursuant to this paragraph (b)) the amount by which Minimum Rent for the preceding Accounting Period, as adjusted for such disbursement on a per diem basis, exceeded the amount of Minimum Rent actually paid by Tenant for such preceding Accounting Period.

                  3.1.2  Additional Rent.

                  (a) Amount. During each Lease Year or portion thereof, commencing with the first Lease Year [for CYs, RIs and TPs: following the later to occur of the end of the Base Year and the second full year of operation of the Hotel] [for FS: following the Base Year], Tenant shall pay additional rent ("Additional Rent") pursuant to this Agreement, in an amount, not less than zero, equal to seven percent (7%) of Excess Hotel Sales.

                  (b) Quarterly Payments. Additional Rent for each Lease Year or portion thereof shall be calculated and paid each Fiscal Quarter in arrears. Each such payment shall be made within 45 days after the end of each Fiscal Quarter and shall be accompanied by an Officer's Certificate setting forth the calculation of Additional Rent due and payable for such Fiscal Quarter. The installment due with respect to each Fiscal Quarter shall be equal to the Additional Rent due on Excess Hotel Sales for all Fiscal Quarters elapsed during the applicable Lease Year less amounts previously paid with respect thereto by Tenant. Amounts due shall be determined by measuring Total Hotel Sales for all Fiscal Quarters elapsed against Base Hotel Sales for the equivalent period during the Base Year. Landlord shall not be required to refund payments of Additional Rent if in subsequent

         Fiscal Quarters Total Hotel Sales are less than Base Hotel Sales or cumulative Total Hotel Sales are less than cumulative Base Hotel Sales.

                  (c) Reconciliation of Additional Rent. In addition, on or before April 30 of each year, commencing April 30, following the Base Year, Tenant shall deliver to Landlord an Officer's Certificate setting forth the Total Hotel Sales for each of the four Fiscal Quarters in such preceding Lease Year, together with an audit of Total Hotel Sales for the preceding Lease Year, conducted by Arthur Andersen LLP, or another "Big Five", so-called, firm of independent certified public accountants proposed by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed). Landlord shall reimburse Tenant for the reasonable cost of such audit.

                  If the Additional Rent in any Fiscal Quarter of such preceding Lease Year as shown in the Officer's Certificate exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the Officer's Certificate is delivered, together with interest at the Disbursement Rate, which interest shall accrue from the close of such preceding Fiscal Quarter of such Lease Year until the date that such certificate is required to be delivered (or, if sooner, the date Tenant pays such excess to Landlord) and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged. If the Additional Rent for any Fiscal Quarter as shown in the Officer's Certificate is less than the amount previously paid with respect thereto by Tenant, provided that no Event of Default shall have occurred and be continuing, Landlord shall, at Tenant's election, pay such difference to Tenant within ten (10) Business Days after Tenant's written request therefor or grant Tenant a credit in the amount of such difference against Additional Rent next coming due under this Agreement or, at Tenant's election, under any of the Other Leases, in any case, such payment or credit to be made together with interest at the Disbursement Rate, which interest shall accrue from the date of payment of Tenant until the date such credit is applied or paid, as the case may be. If such credit cannot be made because the Term has expired prior to application in full thereof, provided no Event of Default has occurred and is continuing, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Disbursement Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

                  (d) Confirmation of Additional Rent. Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP, which will accurately record all Total Hotel Sales and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Total Hotel Sales for such Lease Year. Landlord, at its own expense except as provided hereinbelow, shall have the right, exercisable by Notice to Tenant given within one (1) year after receipt of the applicable Officer's Certificate, by its accountants or representatives to audit the information set forth in the Officer's Certificate referred to in subparagraph (c) above and, in connection with such audits, to examine Tenant's books and records with respect thereto (including supporting data and sales and excise tax returns). If Landlord does not commence an audit within such 1-year period, such Officer's Certificate shall be deemed conclusively to be accepted by Landlord as correct and Landlord shall have no further right to challenge the same. Landlord shall use commercially reasonable efforts to complete any such audit as soon as practicable. If any such audit discloses a deficiency in the payment of Additional Rent, and either Tenant agrees with the result of such audit or the matter is otherwise determined, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof. If such deficiency, as agreed upon or compromised as aforesaid, is more than three percent (3%) of the Total Hotel Sales reported by Tenant for such Lease Year and, as a result, Landlord did not receive at least ninety-five percent (95%) of the Additional Rent payable with respect to such Lease Year, Tenant shall pay the reasonable cost of such audit and examination. If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and either Landlord agrees with the result of such audit or the matter is otherwise determined, provided no Event of Default has occurred and is continuing, Landlord shall grant Tenant a credit equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Disbursement Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be. If such a credit cannot be made because the Term has expired before the credit can be applied in full, provided no Event of Default has occurred and is continuing, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Disbursement Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.

                  Any Proprietary Information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be used, subject to confidentiality safeguards mutually acceptable to Landlord and Tenant, in any litigation between the parties and except further that, subject to the terms of Section 22.16, Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct and obtain the agreement of such lenders to maintain such information as confidential. The obligations of Tenant and Landlord contained in this
         Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

                  3.1.3 Additional Charges. In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay to the appropriate parties and discharge as and when due and payable the following (collectively, "Additional Charges"):

                  (a) Impositions. Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file all tax returns and pay all taxes due in respect of Landlord's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies. Provided no Event of Default shall have occurred and be continuing, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall file the same with reasonable cooperation from Tenant. Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to prepare a protest which Landlord shall file, at Tenant's written request. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty.

                  Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions (except that Landlord shall be responsible for any interest or penalties incurred as a result of Landlord's failure promptly to forward the same).

                  (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

                  (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

                  (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations arising in connection with the Leased Property except those obligations expressly assumed by Landlord pursuant to the provisions of this Agreement or expressly stated not to be an obligation of Tenant pursuant to this Agreement.

                  (e) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement (other than termination by reason of an Event of Default), Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement (unless this Agreement shall have been terminated following an Event of Default).

         3.2 Late Payment of Rent, Etc. If any installment of Minimum Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after its due date, Tenant shall pay Landlord, within five (5) days after Landlord's written demand therefor, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Tenant pays any Additional Charges directly to Landlord or any Hotel Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due and Landlord shall pay when due, or cause the applicable Hotel Mortgagee to pay when due, such Additional Charges to the Entity to which they are due. If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

         In the event of any failure by Tenant to pay any Additional Charges when due, except as expressly provided in Section 3.1.3(a), Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

         3.3 Net Lease. The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including, without limitation, those provisions for adjustment, refunding or abatement of such Rent and for the funding of Landlord's obligations pursuant to Section 5.1.3.

         3.4 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement. In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, refund, deferment or reduction of the Rent, or set-off against the Rent, nor, except as otherwise expressly provided in this Agreement, shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord); provided, however, that the foregoing shall not apply or be construed to restrict Tenant's rights in the event of any act or omission by Landlord constituting negligence or willful misconduct. Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, to (a) modify, surrender or terminate this Agreement or quit or surrender the Leased Property or any portion thereof, or (b) entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder. The obligations of each party hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated, off-set, reduced or abated pursuant to the express provisions of this Agreement. In any instance where, after the occurrence of an Event of Default, Landlord retains, or is retaining, funds which, but for the occurrence of such Event of Default, would be payable to Tenant, Landlord shall refund such funds to Tenant to the extent the amount thereof exceeds the amount necessary to compensate Landlord as a result of such Event of Default, promptly upon determination of such amount.

         3.5 Security for Tenant's  Performance.  Tenant  acknowledges  that the
Retained Funds with respect to the Collective Leased Properties constitute security for the faithful observance and performance by Tenant of all the terms, covenants and conditions of this Agreement and the Other Leases by Tenant to be observed and performed. If any Event of Default shall occur and be continuing under this Agreement or the Other Leases, Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the amount of such Retained Funds as may be necessary to compensate Landlord toward the payment of the Rent or other sums due Landlord under this Agreement or the Other Leases, as the case may be, as a result of such breach by Tenant. It is understood and agreed that the aggregate amount of the Retained Funds is not to be considered as prepaid rent, nor shall damages be limited to the amount of the amount of the Retained Funds. Upon the expiration or sooner termination of this Agreement, any unapplied balance of the Retained Funds allocable to the Leased Property shall be paid by wire transfer to an account or accounts designated by the Sellers under the Purchase Agreement (or by Tenant if the Sellers so designate). Notwithstanding anything to the contrary contained herein, Landlord shall not appropriate and apply any portion of the Retained Funds until it has exhausted any available rights and remedies pursuant to the Limited Rent Guaranty.


                                    ARTICLE 4

                           USE OF THE LEASED PROPERTY

         4.1  Permitted Use.

                  4.1.1  Permitted Use.

                  (a) Tenant shall, at all times during the Term and at any other time that Tenant shall be in possession of the Leased Property, continuously use and operate, the Leased Property as a [Residence Inn by Marriott hotel] [Courtyard by Marriott hotel] [TownePlace Suites hotel] [Marriott Hotel] (or as a hotel under any successor brand name) and any uses incidental thereto in accordance with the terms of the Franchise Agreement. Subject to Section 16.3, Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost (except as expressly provided in Section 5.1.3(b)), comply with all Insurance Requirements. Tenant shall not take or omit to take any action, the taking or omission of which materially impairs the value or the usefulness of the Leased Property or any part thereof for its Permitted Use.

                  (b) In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate the Leased Property as a [Residence Inn by Marriott hotel] [Courtyard by Marriott hotel] [TownePlace Suites hotel] [Marriott hotel] or if the Franchisor shall terminate the Franchise Agreement, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor. Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for the Leased Property, appropriate adjustments to the Additional Rent, the Reserve and other related matters; provided, however, in no such event shall the Minimum Rent be reduced or abated. In the event that operating the Leased Property for such alternative use shall be outside of Tenant's expertise as reasonably determined by Tenant,

         Tenant may engage a third party Manager, reasonably acceptable to Landlord, for such purpose.

                  4.1.2 Necessary Approvals. Tenant shall proceed with all due diligence and exercise commercially reasonable efforts to obtain and maintain all approvals necessary to use and operate, for its Permitted Use, the Leased Property and the Hotel located thereon under applicable law. Landlord shall, at Tenant's expense, cooperate with Tenant in this regard, including executing all applications and consents required to be signed by Landlord in order for Tenant to obtain and maintain such approvals.

                  4.1.3 Lawful Use, Etc. Tenant shall not use or suffer or permit the use of the Leased Property or Tenant's Personal Property, if any, for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Hotel, nor shall Tenant cause or permit any unlawful nuisance thereon or therein. Tenant shall not suffer nor permit the Leased Property, or any portion thereof, to be used in such a manner as (i) might reasonably impair Landlord's title thereto or to any portion thereof, or
(ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

         4.2 Compliance with Legal/Insurance Requirements, Etc. Subject to the provisions of Article 8, Tenant, at its sole expense, shall (i) comply with Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Leased Property, and (ii) comply with all appropriate licenses, and other authorizations and agreements required for any use of the Leased Property and Tenant's Personal Property, if any, then being made and which are material to the operation of the Leased Property as a hotel, and for the proper operation and maintenance of the Leased Property or any part thereof.

         4.3  Environmental Matters.

                  4.3.1 Restriction on Use, Etc. During the Term and any other time that Tenant shall be in possession of the Leased

Property, Tenant shall not store, spill upon, dispose of or transfer to or from the Leased Property any Hazardous Substance, except in compliance with all Applicable Laws. During the Term and any other time that Tenant shall be in possession of the Leased Property, Tenant shall maintain the Leased Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws). Tenant shall promptly: (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at the Leased Property, (b) transmit to Landlord a copy of any Community Right to Know report which is required to be filed by Tenant with respect to the Leased Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental com munications received by Tenant or its agents or representatives with respect thereto (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an "Environmental Obligation"), (d) observe and comply with all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of the Leased Property is not materially and adversely affected thereby.

         If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on the Leased Property, subject to Tenant's right to contest the same in accordance with Article 8, Tenant shall take all actions and incur any and all expenses, as may be reasonably necessary and as may be required by any Government Agency, (i) to clean up and remove from and about the Leased Property all Hazardous Substances thereon, (ii) to contain and prevent any further release or threat of release of Hazardous Substances on or about the Leased Property and (iii) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about the Leased Property.

                  4.3.2 Indemnification of Landlord. Tenant shall protect, indemnify and hold harmless Landlord and each Hotel Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the "Indemnitees" and, individually, an "Indemnitee") for, from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence during the Term (or any other time Tenant shall be possession of the Leased Property) in, upon or under the soil or ground water of the Leased Property or any properties surrounding the Leased Property of any Hazardous Substances in violation of any Applicable Law or otherwise, provided that any of the foregoing arises by reason of any failure by Tenant or any Person claiming by, through or under Tenant, to perform or comply with any of the terms of this Section 4.3, except to the extent the same arise from the gross negligence or willful misconduct of Landlord or any other Indemnitee. Tenant's duty herein includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of the Term and the surrender of the Leased Property to Landlord in accordance with the terms of this Agreement of Hazardous Substances in, upon or under the soil or ground water of the Leased Property in violation of any Applicable Law. Upon Notice from Landlord and any other of the Indemnitees, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein, in which event, Tenant shall not be liable for payment of any duplicative attorneys' fees incurred by any Indemnitee.

         Tenant shall, upon demand, pay to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) incurred by Landlord and arising from a failure of Tenant strictly to observe and perform the requirements of this Section 4.3, which amounts shall bear interest from the date ten (10) days after written demand therefor is given to Tenant until paid by Tenant to Landlord at the Overdue Rate.

         Tenant's obligations pursuant to the terms of this Section 4.3.2 are subject to Tenant's right to use the Reserve for the purposes set forth in
Section 5.1.2(a)(v).

                  4.3.3 Survival. As to conditions which exist prior to the expiration or sooner termination of this Agreement, the provisions of this
Section 4.3 shall survive the expiration or sooner termination of this Agreement.


                                    ARTICLE 5

                             MAINTENANCE AND REPAIRS

         5.1 Maintenance and Repair.

                  5.1.1  Tenant's Obligations.

                  (a) Tenant shall, at its sole cost and expense (except as expressly provided in Sections 5.1.2 and 5.1.3(b)), keep the Leased Property and all private roadways, sidewalks and curbs located thereon (and Tenant's Personal Property, if any) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property or Tenant's Personal Property, if any, or any portion thereof), and shall promptly make all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All repairs shall be made in a good, workmanlike manner, consistent with the industry standards for like hotels in like locales, in accordance with all applicable federal, state and local statutes, ordinances, by-laws, codes, rules and regulations relating to any such work. Tenant shall not take or omit to take any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any part thereof for its Permitted Use. Tenant's obligations under this
         Section 5.1.1(a) shall be limited in the event of any casualty or Condemnation as set forth in Sections 10.2 and 11.2 and Tenant's obligations with respect to Hazardous Substances are as set forth in
         Section 4.3.

                  5.1.2  Reserve.

                  (a) Prior to or simultaneously with the execution of this Agreement, Landlord has deposited an aggregate amount of Three Million Three Hundred Seventy-Seven Thousand Seven Hundred Dollars ($3,377,700) with respect to the Collective Leased Properties, such sum to be held in an interest bearing reserve account established by Tenant (the "Reserve") in a bank designated by Landlord and approved by Tenant. All interest earned on the Reserve shall be added to and remain a part of the Reserve. Tenant shall be the only party entitled to withdraw funds from the Reserve until an Event of Default shall occur, Landlord agreeing, however, that, following the occurrence of an Event of Default and until such time as this Agreement shall have been terminated, Landlord shall continue to make payments from the Reserve to contractors and materialmen pursuant to contracts made by Tenant for items which are permitted Reserve expenditures, provided that Landlord shall reasonably determine that there are adequate Reserve funds available therefor. The purpose of the Reserve is to cover the cost of:

         (i)      Replacements,   renewals  and  additions  to  the   furniture,
                  furnishings, fixtures and equipment at the Hotel and the other hotels located at the Collective Leased Properties;

         (ii) Routine repairs, renovations, renewals, additions, alterations, improvements or replacements and maintenance to the Leased Property and the buildings and improvements located at the Collective Leased Properties which are normally capitalized under GAAP such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like;

         (iii) Major repairs, renovations, additions, alterations, improvements, renewals or replacements to the Leased Property and the buildings and improvements located at the Collective Leased Properties, including, without limitation, with respect to their structure, roof, or exterior facade, and to their mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems;

         (iv) All lease payments for equipment and other personal property reasonably necessary for the operation of the Hotel and the hotels located at the Collective Leased Properties; and

         (v) Repairs, replacements and renewals and other expenditures costing in excess of $25,000 per Lease Year at the Collective Leased Properties that are, in each case, not otherwise covered under (i)through (iii) above but are required to comply with Legal Requirements and Insurance Requirements.

                    (b) Throughout the Term, Tenant shall transfer (as of the end of each Accounting Period of the Term) into the Reserve an amount equal to the Applicable Percentage of Total Hotel Sales for such Accounting Period; provided; however, that Tenant shall have no obligation to fund and/or transfer any funds to the Reserve until such time as the Reserve balance would equal One Million Three Hundred Seventy-Seven Thousand Seven Hundred Dollars ($1,377,700) had Tenant funded the Reserve as required by the preceding clause of this sentence. Together with the documentation provided to Landlord pursuant to Section 3.1.2(c), Tenant shall deliver to Landlord an Officer's Certificate setting forth the total amount of deposits made to and expenditures from the Reserve for the preceding Fiscal Year, together with a comparison of such expenditures with the applicable Reserve Estimate.

                    (c) Each year, on or before December 1 of the preceding year, Tenant shall prepare an estimate (the "Reserve Estimate") of Reserve expenditures necessary during the ensuing Fiscal Year, and shall submit such Reserve Estimate to Landlord for its review. All expenditures from the Reserve shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary, given the objective that the Hotel will be maintained and operated to a standard comparable to competitive properties and in accordance with the standards set forth in the Franchise Agreement.

                    (d) Tenant shall from time to time make expenditures from the Reserve as it deems necessary in accordance with Section 5.1.2(a). Tenant shall provide to Landlord, within forty (40) Business Days after the end of each Accounting Period, a statement setting forth, on a line item basis, Reserve expenditures made to date and any variances or anticipated variances and/or amendments from the Reserve Estimate.

                    (e) All funds in the Reserve, all interest earned thereon and all property purchased with funds from the Reserve shall be and remain the property of Landlord.

                    (f) It is understood and agreed that the Reserve pursuant to this Agreement and the Other Leases shall be maintained and used on a consolidated basis such that all Reserve funds shall be deposited in a single account and Tenant may apply any funds therein to any of the Collective Leased Properties in accordance with the terms of this Agreement and Other Leases.

                    (g) If Landlord wishes to grant a security interest in or create another encumbrance on the Reserve, all or any part of the existing or future funds therein, or any general intangible in connection therewith, the instrument granting such security interest or creating such other encumbrance shall expressly provide that such security interest or encumbrance is subject to the rights of Tenant with respect to the Reserve as set forth herein. The form and substance of such provision shall be subject to Tenant's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

                    5.1.3  Landlord's Obligations.

                    (a)  Except  as   otherwise   expressly   provided  in  this
         Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or, except as provided in Section 5.1.3(b), to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way. Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                    (b) If, at any time, funds in the Reserve shall be insufficient or are reasonably projected to be insufficient for necessary and permitted expenditures thereof, Tenant may, at its election, give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required or permitted action, the estimated cost thereof (including the amount which is in excess of the amount of funds in the Reserve) and such other information with respect thereto as Landlord may reasonably require. Provided that (i) no Event of Default shall have occurred and be continuing as to which
         (x) ninety (90) days or less shall have elapsed after Notice of the occurrence thereof from Landlord to Tenant or (y) Landlord shall have commenced enforcing and is diligently pursuing enforcing its rights and remedies, and (ii) Tenant shall otherwise comply with the applicable provisions of Article 6,(unless Landlord notifies Tenant prior to the expiration of such ten (10) Business Day period that it disputes such obligation pursuant to the applicable provisions of this Agreement), or such later dates as Tenant may direct by reasonable prior Notice, subject to and in accordance with the applicable provisions of Article 6, Landlord shall disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in
         Section 3.1.1(b). Any dispute with respect to Landlord's obligation to disburse any funds pursuant to this Section 5.1.3(b), shall be resolved in accordance with the applicable provisions of Article 19 and, in the event of a determination in favor of Tenant pursuant to Article 19, Landlord shall disburse any applicable amounts within ten (10) Business Days after the arbitrators' determination. Whenever reasonably possible, Landlord shall identify disputed items on a line item basis.

                    5.1.4 Nonresponsibility of Landlord, Etc. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord's interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished by Tenant or for any other purpose during the term of this Agreement.

         Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord's estate in the Leased Property or any part thereof to liability under any Mechanic's Lien Law of the State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

         5.2 Tenant's Personal Property. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property and such other personal property as shall be necessary in order to operate in compliance with applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use. If, from and after the Commencement Date, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property which belongs to anyone other than Tenant and for which the fair market value, as reasonably determined by Tenant, exceeds the product of One Thousand Dollars ($1,000), adjusted as provided below, multiplied by the number of hotel rooms or suites at the Leased Property, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant's rights and obligations under such agreement upon the termination of this Agreement and the assumption of management or operation of the Hotel by Landlord or its designee. Notwithstanding anything to the contrary contained herein, at the expiration or sooner termination of the Term, Landlord may, in its sole and absolute discretion, elect either (i) to give Tenant Notice that Tenant shall be required, within ten (10) Business Days after such expiration or termination, to remove all FAS and Inventories from the Leased Property or (ii) to pay Tenant's cost of such FAS and Inventories. Failure of Landlord to make such election shall be deemed an election to proceed in accordance with clause (ii) preceding. The $1,000 amount referred to above shall be increased from time to time by an amount equal to $1,000 multiplied by a fraction, the denominator of which shall be the Index for the nearest month prior to the Commencement Date and the numerator of which shall be the Index for the nearest month for which the Index is available prior to the first day of the Accounting Period in which such determination is being made.

         5.3 Yield Up. Upon the expiration or sooner termination of this Agreement, Tenant shall vacate and surrender the Leased Property to Landlord in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, replaced, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or total Condemnation in accordance with Article 10 or Article 11) excepted.

         In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord's sole cost and expense, use its good faith, commercially reasonable efforts to transfer to and cooperate with Landlord or Landlord's nominee in connection with the processing of all applications for licenses, operating permits and other governmental authorizations and all contracts entered into by Tenant, including contracts with governmental or quasi-governmental Entities which may be necessary for the use and operation of the Hotel as then operated, but excluding
(i) all insurance contracts and multi-property contracts not limited in scope to the Collective Leased Properties the Leases for which are being terminated simultaneously,(ii) all contracts and leases with Affiliated Persons, (iii) utility deposits and (iv) telephone numbers (which telephone numbers Tenant shall be required to convey to Landlord only if this Agreement is terminated as a result of an Event of Default). Landlord shall indemnify and hold Tenant harmless for all claims, costs and expenses (including reasonable attorneys' fees) arising from acts or omissions by Landlord under such contracts subsequent to the date of transfer thereof to Landlord. If requested by Landlord on or before the date which is at least 60 days prior to such expiration or earlier termination of this Agreement, Tenant will continue to manage the Hotel after the expiration of the Term and for up to one hundred twenty (120) days, on such reasonable terms (which shall include an agreement to reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs and a management fee equal to 10% of Total Hotel Sales), as Landlord and Tenant shall reasonably agree.

         5.4 Management Agreement. Tenant may from time to time, without Landlord's consent, enter into, amend (except as provided in clauses (i) and (ii) below) and/or terminate Management Agreements with its Affiliated Persons delegating operational authority for the day-to-day operation of the Hotel to a Manager who is an Affiliated Person as to Tenant provided that any such Management Agreement shall provide (i) that all amounts due from Tenant to the Manager shall be subordinate to all amounts due from Tenant to Landlord, and
(ii) for the termination thereof upon the termination of this Agreement or the Franchise Agreement. Except as otherwise provided in Sections 4.1.1(b) and 14.3(c), Tenant shall not otherwise enter into, amend or modify any Management Agreement with a Person that is not an Affiliated Person as to Tenant without Landlord's prior written consent. Landlord shall have no right to enforce Tenant's rights under any such Management Agreement.

                                    ARTICLE 6

                               IMPROVEMENTS, ETC.

         6.1 Improvements to the Leased Property. Prior to commencing construction of any Capital Addition constituting additions or modifications to any structural elements of the Hotel, the cost of which is reasonably estimated to exceed [For CY, RI and TP: $250,000] [For FS: $1,000,000] (as adjusted as provided below) (other than any Capital Addition which is reasonably required to be made immediately in order to prevent imminent damage or danger to person or property), Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and cost estimate therefor and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request. Landlord shall have twenty (20) Business Days to review all materials submitted to Landlord in connection with any such proposal. Failure of Landlord to respond to Tenant's proposal within twenty (20) Business Days after receipt of all information and materials requested by
Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same. Landlord's approval shall not be withheld as to any such Capital Addition that is required to comply with the Franchise Agreement. In the event that any dispute shall arise with respect to Landlord's withholding of its approval pursuant to this Section 6.1, such dispute shall be resolved in accordance with the applicable provisions of Article 19. No Capital Addi tion shall be made which would tie in or connect any Leased Improvement with any other improvements on property adjacent to the Leased Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities (other than connections to public utilities). Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant's interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord's sole discretion. Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted

Encumbrances. The [For CY, RI and TP: $250,000 and for FS: $1,000,000] limit referred to above shall be increased from time to time to an amount equal to [For CY, RI and TP: $250,000 and for FS: $1,000,000] multiplied by a fraction, the denominator of which shall be the Index for the nearest month prior to the Commencement Date and the numerator of which shall be the Index for the nearest month for which the Index is available prior to the first day of the Accounting Period in which such determination is being made.

         6.2 Salvage. Other than Tenant's Personal Property, all materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs pursuant to Articles 5 or 6 shall be disposed of by Tenant and the net proceeds thereof, if any, shall be deposited in the Reserve.

         6.3 Equipment Leases. Landlord shall enter into such leases of equipment and personal property as Tenant may reasonably request from time to time, provided that the form and substance thereof shall be reasonably satisfactory to Landlord. Tenant shall prepare and deliver to Landlord all such lease documents for which Landlord's execution is necessary and Landlord shall promptly, upon approval thereof, execute and deliver such documents to Tenant. Tenant shall, throughout the Term, be responsible for performing all of Landlord's obligations under all such documents and agreements.

         [6.4 For FS St. Louis and Nashville: Required Work. Tenant shall cause the work described in Exhibit D (the "Required Work") to be completed in a good and workmanlike manner consistent with Marriott standards for like hotels in a timely manner based on the dates set forth in Exhibit D. The Required Work shall be performed in accordance with the applicable provisions of this Agreement. The cost of the Required Work shall be funded from the FF&E Reserve.

         [6.5 For FS Nashville: Hotel Expansion. Landlord and Tenant agree that Tenant may, at its option, at any time prior to the third anniversary of the Commencement Date commence to construct an expansion of the Hotel to consist of approximately 100 guest rooms, approximately 12,000 square foot of meeting space and a parking garage, all as more particularly described in Exhibit E attached hereto and made a part hereof (the "Expansion"), subject to and upon the terms and conditions herein set forth. The Expansion shall be deemed to commence when construction of any renovation, addition, alteration, replacement or improvement relating to the Expansion adversely impacts the business operation of the Hotel or interferes with the use of the Hotel in the ordinary course of business (the "Commencement of Expansion"). Tenant shall give Landlord not less than ten (10) Business Days notice of the Commencement of Expansion. The Expansion shall be performed in a good and workmanlike manner consistent with Marriott standards for like hotels. The Expansion shall be performed in accordance with the applicable provisions of this Agreement, including, without limitation, Section 6.1. Any time Landlord's approval is required in connection with the Expansion, such approval shall not be unreasonably withheld, delayed or conditioned.

         If commenced, Tenant shall use diligent efforts to complete the Expansion within three (3) years after the Commencement of the Expansion, subject to delays occasioned by force majeure. Completion of the Expansion shall be deemed to occur upon the physical completion of the Expansion as set forth on Exhibit E, consistent with the plans and specifications therefor (other than so-called "punch-list" items as do not individually or in the aggregate impair use of the Expansion for its intended use), free of all liens and encumbrances (other than Permitted Encumbrances) such that the Expansion may be used for its intended use (the "Completion of Expansion"). Landlord agrees to disburse to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the Expansion) from time to time as hereinafter provided, an aggregate amount of up to [Sixteen Million Dollars ($16,000,000)] (the "Aggregate Commitment") together with all costs incurred, including hard costs and soft costs, on the following terms and conditions:

         (a) At the time of each disbursement, no monetary Event of Default shall have occurred and be continuing;

         (b) At least fifteen (15) Business Days before the date on which Tenant desires a disbursement to be made hereunder, Tenant shall submit to Landlord a written requisition and the substantiation therefor which shall include bills and invoices with respect to the work for which reimbursement is sought, together with such other information with respect thereto as Landlord may reasonably require; and

         (c) Such requisitions shall be made not more frequently than monthly and for amounts not less than $100,000 or the undisbursed balance of the Aggregate Commitment.

         Until satisfaction of the requirements set forth below, any disbursement shall be for ninety percent (90%)of the aggregate funds requested unless retainage is otherwise provided for in the applicable construction contract. Upon any disbursement by Landlord pursuant to this Section 6.5, Minimum Rent shall increase as provided in Section 3.1.1(b).

         Final disbursement by Landlord shall not be made until the Completion of Expansion and until Tenant shall have delivered to Landlord with respect to the Expansion:

         (i) A copy of the final duly issued certificate of occupancy for the Expansion;

         (ii) An architect's certificate in the form attached to the Purchase Agreement as Schedule E, Schedule F or Schedule G, as applicable;

         (iii) An engineer's certificate in the form attached to the Purchase Agreement as Schedule H, Schedule I or Schedule J, as applicable; and

         (iv) Such other certificates, deeds, affidavits and other instruments as may reasonably be required in order to enable Landlord to obtain a date down endorsement to Landlord's owner's policy of title insurance and increase the amount thereof by an amount not less than the Aggregate Commitment.

         If Tenant shall perform the Expansion, then, notwithstanding anything to the contrary set forth in this Agreement, the provisions of this Agreement with respect to Additional Rent shall be modified as follows:

(i) From the Fiscal Quarter in which the Commencement of the Expansion occurs through the end of the Fiscal Year following the Reset Base Year (as defined below), Total Hotel Sales shall be deemed to be the amounts set forth in Exhibit F;

(ii) The Base Year shall be reset as the period (the "Reset Base Year") of thirteen (13) Accounting Periods starting with the fourteenth Accounting Period following the Accounting Period in which the Completion of Expansion occurs; provided, however, if there shall occur, prior to the expiration of the Reset Base Year described in the preceding clause, any force majeure which causes a material decline in Total Hotel Sales during the thirteen (13) Accounting Periods starting with the fourteenth Accounting Period following the Accounting Period in which completion of the Expansion occurs, the Reset Base Year shall be adjusted to be the first full Fiscal Year of operation following completion of the Expansion after the termination of any such force majeure event; and

(iii) During each of the three (3) Fiscal Years following the Reset Base Year, Additional Rent shall be equal to the greater of (x) the Additional Rent payable pursuant to the terms of this Agreement and (y) the Additional Rent payable for the immediately preceding Fiscal Year.]


                                    ARTICLE 7

                                      LIENS

         Subject to Article 8, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances,
(b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 17, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article

8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred [For FS Nashville: in connection with the Expansion or] in the ordinary course of business that are not yet due and payable or are for sums [For FS Nashville and St. Louis: for which Landlord has not met its funding obligations or] that are being contested in accordance with Article 8, (g) any Hotel Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 21 and (h) Landlord Liens.


                                    ARTICLE 8

                               PERMITTED CONTESTS

         Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, "Claims") as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims required hereunder to be paid by Tenant as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust encumbering the Leased Property (Landlord agreeing that any such mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in a lien attaching to the Leased Property, unless such lien is fully bonded or otherwise secured to the reasonable satisfaction of Landlord, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been reimbursed by Tenant. If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor, or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon Notice to Tenant, pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.


                                    ARTICLE 9

                          INSURANCE AND INDEMNIFICATION

         9.1 General Insurance Requirements. Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of the Leased Property, keep the Leased Property and all property located therein or thereon, insured against the risks and in the amounts as follows and shall maintain the following insurance:

         (a) "All-risk" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, earthquake, explosion of steam boilers, pressure vessels or other similar apparatus, now or hereafter installed in the Hotel located at the Leased Property, with equivalent coverage as that provided by the usual extended coverage endorsements, in an amount equal to one hundred percent (100%) of the then full Replacement Cost thereof excluding foundation and excavation (as defined in Section 9.2) (except that the foregoing shall not be construed to require Tenant to maintain earthquake insurance if the same is unavailable on commercially reasonable terms, provided Tenant gives Landlord prior Notice thereof, and except that the amount of earthquake insurance shall not necessarily be 100% of the then full Replacement Cost). The parties agree that such earthquake insurance can be provided through a blanket earthquake insurance program with limits adequate to protect the regional aggregate probable maximum loss for all properties under the blanket program.

         (b) Business interruption and blanket earnings plus extra expense under a rental value insurance policy or endorsement covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraph (a) above, in such amounts as may be customary for comparable properties managed or leased by the Guarantor and its Affiliated Persons and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer;

         (c) Comprehensive general liability insurance, including bodily injury and property damage (on an occurrence basis and on a 1973 or 1988 ISO CGL form or on a form customarily maintained by similarly situated tenants, including, without limitation, broad form contractual liability, independent contractor's hazard and completed operations coverage) in an amount not less than Two Million Dollars ($2,000,000) per occurrence and umbrella coverage of all such claims in an amount not less than Twenty-Three Million Dollars ($23,000,000);

         (d) Flood (if the Leased Property is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and such other hazards and in such amounts as may be available under the National Flood Insurance Program for comparable properties in the area;

         (e) Worker's compensation insurance coverage for all persons employed by Tenant on the Leased Property with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, State and federal law, and employer's liability insurance as is customarily carried by similar employers (as to which, if qualified, Tenant may self insure); and

         (f) Such additional insurance as may be reasonably required, from time to time, by Landlord or any Hotel Mortgagee and which is customarily carried by comparable lodging properties in the area.

         9.2 Replacement Cost. "Replacement Cost" as used herein, shall mean the actual replacement cost of the property requiring replacement from time to time, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In the event either party believes that the then full Replacement Cost has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full Replacement Cost redetermined by an independent accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give Notice thereof to the other. The determina tion of such appraiser shall be final and binding on the parties hereto until any subsequent determination under this Section 9.2, and Tenant shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser. Such replacement value determination will not be necessary so long as the Leased Property is insured through a blanket replacement value policy.

         9.3 Waiver of Subrogation. Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in the State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

         9.4 Form Satisfactory, Etc. All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable and, except for umbrella, worker's compensation, flood and earthquake coverage, be issued by insurance carriers authorized to do business in the State, having a general policy holder's rating of no less than B++ in Best's latest rating guide. All such policies described in Sections 9.1(a) through (d) shall include no deductible in excess of that carried by the Guarantor and its Affiliated Persons at similar properties and, with the exception of the insurance described in Sections 9.1(e), shall name Landlord and any Hotel Mortgagee as additional insureds, as their interests may appear and to the extent of their indemnity. All loss adjustments shall be payable as provided in
Article 10. Tenant shall cause all insurance premiums to be paid and shall deliver policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy). All such policies shall provide Landlord (and any Hotel Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy. In the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to Landlord or any Hotel Mortgagee at the times required, Landlord shall have the right, but not the obligation, subject to the provisions of Section 12.5, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

         9.5 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, provided, that the policies meet the requirements of this Agreement.

         9.6 No Separate Insurance. Tenant shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Hotel Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.

         9.7 Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks or rights of way under Tenant's control, (b) any use, misuse, non-use, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Leased Property or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant relating to the Leased Property or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Landlord is made a party, and (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement; provided, however, that Tenant's obligations hereunder shall not apply to any liability, obligation, claim, damage, penalty, cause of action, cost or expense to the extent the same arises from any negligence or willful misconduct of Landlord, its employees, agents or invitees. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys' fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld or delayed). In the event Landlord shall unreasonably withhold or delay its consent, Tenant shall not be liable pursuant to this Section 9.7 for any incremental increase in costs or expenses resulting therefrom. The obligations of Tenant under this Section 9.7 are in addition to the obligations set forth in Section 4.3 and shall survive the termination of this Agreement.

                                   ARTICLE 10

                                    CASUALTY

         10.1 Insurance Proceeds. Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any property policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to property losses payable to Tenant shall require the prior written consent of Landlord; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to [For CY, RI and TP: Two Hundred Fifty Thousand Dollars ($250,000) and for FS: One Million Dollars ($1,000,000)] shall be paid directly to Tenant and such losses may be adjusted without Landlord's consent. If Tenant is required to reconstruct or repair the Leased Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of the Leased Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4. Provided no Default or Event of Default has occurred and is continuing, any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section
10.2.1. All salvage resulting from any risk covered by insurance shall belong to Landlord, provided any rights to the same have been waived by the insurer.

         10.2  Damage or Destruction.

                    10.2.1 Damage or Destruction of Leased Property. If, during the Term, the Leased Property shall be totally or partially destroyed and the Hotel located thereon is thereby rendered Unsuitable for Its Permitted Use, Tenant may, by the giving of Notice thereof to Landlord, terminate this Agreement, whereupon, this Agreement shall terminate and Landlord shall be entitled to retain the insurance proceeds payable on account of such damage.

                    10.2.2 Partial Damage or Destruction. If, during the Term, the Leased Property shall be totally or partially destroyed but the Hotel is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore the Hotel as provided in Section 10.2.4.

                    10.2.3 Insufficient Insurance Proceeds. If the cost of the repair or restoration of the Leased Property exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Article 9(a), (c), (d) or, if applicable, (e), Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant, given within sixty
(60) days after Tenant's notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement by Notice to the other, whereupon, this Agreement shall terminate as provided in Section 10.2.1. It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible (other than deductibles under the then existing earthquake insurance maintained in accordance with Section 9.1) and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

                    10.2.4 Disbursement of Proceeds. In the event Tenant is required to restore the Leased Property pursuant to Section 10.2, Tenant shall commence promptly and continue diligently to perform the repair and restoration of the Leased Property (hereinafter called the "Work"), so as to restore the Leased Property in compliance with all Legal Requirements and so that the Leased Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to
Section 10.2.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be made not more than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates,
(v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require.

         Landlord's obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Hotel Mortgagee to Landlord.

         Tenant's  obligation  to restore the Leased  Property  pursuant to this
Article 10 shall be subject to the release of available insurance proceeds by the applicable Hotel Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

         10.3  Damage Near End of Term.

         Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of the Leased Property occurs during the last twelve
(12) months of the then Term (including any exercised Extended Term) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is nine (9) months prior to the end of such Term (including any exercised Extended Term), the provisions of Section 10.2.1 shall apply as if the Leased Property had been totally or partially destroyed and the Hotel rendered Unsuitable for its Permitted Use.

         10.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant's Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property.

         10.5 Restoration of Tenant's Property. If Tenant is required to restore the Leased Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant's Personal Property, or
(b) replace such alterations and improvements and Tenant's Personal Property with improvements or items of the same or better quality and utility in the operation of the Leased Property.

         10.6 No Abatement of Rent. This Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

         10.7 Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property.


                                   ARTICLE 11

                                  CONDEMNATION

         11.1 Total Condemnation, Etc. If either (i) the whole of the Leased Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of the Leased Property renders the Leased Property Unsuitable for Its Permitted Use, this Agreement shall terminate and Tenant and Landlord shall seek the Award for their interests in the Leased Property as provided in Section 11.5.

         11.2 Partial Condemnation. In the event of a Condemnation of less than the whole of the Leased Property such that the Leased Property is not rendered Unsuitable for Its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence promptly and continue diligently to restore the untaken portion of the Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Condemnation, in full compliance with all Legal Requirements, subject to the provisions of this Section 11.2. If the cost of the repair or restoration of the Leased Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant given within sixty (60) days after Tenant's Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement and the entire Award shall be retained by Landlord.

         11.3 Disbursement of Award. Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld or delayed), (iii) general contractors' estimates, (iv) architect's certificates,
(v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required and (vii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this Section
11.3 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Hotel Mortgage, and the release of such Award by the applicable Hotel Mortgagee. Tenant's obligation to restore the Leased Property shall be subject to the release of the Award by the applicable Hotel Mortgagee to Landlord.

         11.4 Abatement of Rent. Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

         11.5 Temporary Condemnation. In the event of any temporary Condemnation of the Leased Property or Tenant's interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay, in the manner and on the terms herein specified, the full amount of the Rent. Tenant shall continue to perform and observe all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed. Provided no Event of Default has occurred and is continuing, the entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the Leased Property to the condition that existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration. For purposes of this Section 11.5, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.

         11.6 Allocation of Award. Except as provided in Section 11.5 and the second sentence of this Section 11.6, the total Award shall be solely the property of and payable to Landlord. Any portion of the Award made for the taking of Tenant's leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant's Personal Property, or Tenant's removal and relocation expenses shall be the sole property of and payable to Tenant (subject to the provisions of Section 11.2). In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.


                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

         12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) should Tenant fail to make any payment of the Rent or any other sum (including, but not limited to, funding of the Reserve), payable hereunder when due and such failure shall continue for a period of ten (10) days after Notice thereof; or

         (b) should Tenant fail to maintain the insurance coverages required under Article 9 and such failure shall continue for ten (10) days after Notice thereof (except that no Notice shall be required if any such insurance coverages shall have lapsed); or

         (c) should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time as may be necessary to cure such default with all due diligence; or

         (d) should a material event of default by Tenant or its Affiliated Persons occur and be continuing beyond the expiration of any applicable cure period under any of the Incidental Documents or the Other Leases; or

         (e) should any material representation or warranty made by Tenant or any of its Affiliated Persons under or in connection with this Agreement, any Incidental Document or the Other Leases, or in any document, certificate or agreement delivered in connection herewith prove to have been false in any material respect on the date when made or deemed made and such default shall continue for a period of fifteen (15) days after Notice thereof from Landlord to Tenant; provided, however, that (x) if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time as may be necessary to cure such default with all due diligence; or

         (f) should Tenant generally not be paying its debts as they become due or should Tenant make a general assignment for the benefit of creditors; or

         (g) should any petition be filed by or against Tenant under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or for any substantial part of the property of Tenant and such proceeding is not dismissed within ninety (90) days after institution thereof, or should Tenant take any action to authorize any of the actions set forth above in this paragraph; or

         (h) should Tenant cause or institute any proceeding for its dissolution or termination; or

         (i) should an event of default occur and be continuing under any mortgage which is secured by Tenant's leasehold interest hereunder or should the mortgagee under any such mortgage accelerate the indebtedness secured thereby or commence a foreclosure action in connection with said mortgage; provided, however, that (x) if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within fifteen (15) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time as may be necessary to cure such default with all due diligence; or

         (j) unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8, should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, discharged or fully bonded or otherwise secured to the reasonable satisfaction of Landlord within the later of
(x) one hundred and twenty (120) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) thirty (30) days after receipt by Tenant of Notice thereof from Landlord; or

         (k) should Tenant at any time cease to be a direct or indirect Subsidiary of the Guarantor, except as expressly permitted by Article 16;

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate and all rights of Tenant under this Agreement shall cease. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement.

         Landlord hereby agrees and consents to any cure of any Default or Event of Default tendered or performed by the Guarantor within the same cure period afforded to Tenant herein.

         12.2 Remedies. None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property or any portion thereof, (c) the failure of Landlord to re-let the Leased Property or any portion thereof, nor (d) the reletting of all or any portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any termination of this Agreement, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property through and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting of the Leased Property, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

         At any time after such termination, whether or not Landlord shall have collected any Rent owing and due up to and including the date of termination of this Agreement, as liquidated final damages beyond the date of such termination and in lieu of Landlord's right to receive any other damages due to the termination of this Agreement, at Landlord's election, Tenant shall pay to Landlord an amount equal to the present value (discounted at the Interest Rate) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Impositions and Additional Rent would be the same as payments required for the immediately preceding thirteen Accounting Periods, or if less than thirteen Accounting Periods have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period; provided, however, that Tenant shall be entitled to a credit from Landlord in the amount of any unapplied balance of the Retained Funds, whereupon Landlord and its Affiliated Persons shall have no further obligation to pay the portion of the Retained Funds so credited to Tenant or any of its Affiliated Persons. Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

         In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Subject to the last sentence of this paragraph, Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder. Landlord covenants and agrees, in the event of any termination of this Agreement as a result of an Event of Default, to use reasonable efforts to mitigate its damages.

         12.3  Tenant's  Waiver.  IF THIS  AGREEMENT IS  TERMINATED  PURSUANT TO
SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

         12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any

Event of Default) shall be applied to Tenant's current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.

         12.5 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Leased Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

         12.6 Retained Funds. Notwithstanding any term or provision to the contrary herein, in the event that this Agreement is terminated pursuant to
Section 12.1 or 12.2, Landlord shall credit any unapplied balance of the Retained Funds to any claims or damages to which Landlord is entitled and to the extent that any portion of the Retained Funds allocable to the Leased Property remain after such credit, Landlord shall promptly pay such portion as provided in the Purchase Agreement.

         12.7 Good Faith Dispute. If Tenant shall in good faith dispute the occurrence of any Default and Tenant, before the expiration of the applicable cure period, shall give Notice thereof to Landlord, setting forth, in reasonable detail, the basis therefor, no Event of Default shall be deemed to have occurred and, provided Tenant shall escrow disputed amounts, if any, pursuant to an escrow arrangement reasonably acceptable to Landlord and Tenant; provided, however, that in the event of any such adverse determination, Tenant shall pay to Landlord interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Landlord until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. If Landlord and Tenant shall fail, in good faith, to resolve any such dispute within ten (10) Business Days after Tenant's Notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction. In the event that such court shall determine a Default, in fact, exists, Tenant shall have the applicable cure period from the date of the final non-appealable determination of the court to cure such Default.


                                   ARTICLE 13

                                  HOLDING OVER

         Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to one and one half (1.5) times the Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.


                                   ARTICLE 14

                 LANDLORD'S NOTICE OBLIGATIONS; LANDLORD DEFAULT

         14.1 Landlord Notice Obligation. Landlord shall give prompt Notice to Tenant and the Manager of any matters affecting the Leased Property of which Landlord receives written notice or actual knowledge and, to the extent Tenant otherwise has no notice or actual knowledge thereof, Landlord shall be liable for any liabilities, costs, damages or claims (including reasonable attorneys' fees) arising from the failure to deliver such Notice to Tenant. Landlord shall not amend any material agreement affecting the Leased Property without Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         14.2 Landlord's Default. If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or if HPT shall default in its obligations under the HPT Guaranty or the Owner Agreement and any such default shall continue for a period of ten (10) days after Notice thereof with respect to monetary defaults and thirty (30) days after Notice thereof with respect to non-monetary defaults from Tenant to Landlord and any applicable Hotel Mortgagee, or such additional period as may be reasonably required to correct the same, or if a Landlord Default (as defined therein) shall occur and be continuing under any of the Other Leases, Tenant may declare the occurrence of a "Landlord Default" by giving Notice of such declaration to Landlord and to such Hotel Mortgagee. Thereafter, Tenant may (but shall have no obligation to) cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest thereon from the date Landlord receives Tenant's invoice, at the Overdue Rate. Except as otherwise expressly provided herein to the contrary, Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

         If Landlord shall in good faith dispute the occurrence of any Landlord Default (other than a dispute pursuant to 5.1.3(b) which shall be addressed as therein provided) and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof; provided, however, that in the event of any such adverse determination, Landlord shall pay to Tenant interest on any disputed funds at the Disbursement Rate, from the date demand for such funds was made by Tenant until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord's Notice of dispute, either may submit the matter for resolution to a court of competent jurisdiction.

         14.3 Special Remedies for Landlord Funding Default. In the event of any Landlord Default arising under Section 5.1.3(b) [For FS: or Section 6.5] and a decision in Tenant's favor with respect thereto pursuant to Article 19, Tenant shall have the right, in Tenant's sole discretion, in addition to all other remedies of Tenant hereunder, to exercise any one or more of the following remedies:

         (a) Tenant may fund the deficient amounts and offset the aggregate amount thereof plus interest thereon from the date of funding at the Disbursement Rate against any Additional Rent payable by Tenant subsequent to the date of advance pursuant to this Agreement and the Other Leases until recouped;

         (b) Tenant may terminate the Franchise Agreement with respect to the Leased Property (but not with respect to any of the other Collective Leased Properties);

         (c) Tenant  may,  notwithstanding  the  provisions  of  Section  5.4 or
Article 16, engage a Manager who is not an Affiliated Person as to Tenant or assign this Agreement or sublease all (but not less than all) of the Leased Property to a Person who is not an Affiliated Person as to Tenant provided, in any such case, such Person shall be reasonably acceptable to Landlord, whereupon, this Agreement shall be amended to exclude the Leased Property from the benefits and burdens of the Reserve; or

         (d) Tenant may, provided that the Leased Property is not then subject to a Hotel Mortgage or owned by any Person who acquired title by, or any Person claiming by, through or under any Person who acquired title by, foreclosure or deed in lieu thereof, terminate this Agreement, whereupon, (i) the Other Leases shall be amended to (x) eliminate any reference to this Agreement in the definition therein of "Other Leases" and (y) eliminate any reference to the Leased Property in the definition therein of "Collective Leased Properties",
(ii) the Limited Rent Guaranty shall terminate only with respect to and only to the extent applicable to this Agreement and (iii) Landlord shall pay any unapplied balance of the Retained Funds allocable to the Leased Property as provided in the Purchase Agreement.

         14.4 Remedy after Landlord Transfer. In the event Landlord shall transfer its interest in the Leased Property other than to a Person who acquired title by foreclosure or deed in lieu thereof, or any Person claiming by, through or under such a Person, Tenant may, thereafter, upon the occurrence and during the continuance of any Landlord Default, terminate this Agreement by thirty (30) days prior Notice thereof to the then Landlord; provided, however, that if such Landlord Default shall be cured prior to the expiration of such 30-day period, such notice of termination shall be null and void.

         14.5 Special  Remedy after  Landlord  Default under Section  10.2.4 and
11.3. If a Landlord Default shall occur in connection with Landlord's funding obligations under Section 10.2.4 or Section 11.3, Tenant shall have the right, in Tenant's sole discretion, in addition to all other remedies of Tenant hereunder, to offset amounts Landlord has failed to disburse in accordance with the terms thereof and as to which a Landlord Default has occurred against the Minimum Rent and Additional Rent payable hereunder.

         14.6 Special Remedy for Tenant under Section 22.8. If a Landlord Default shall occur under Section 22.8, the Minimum Rent shall abate to the extent of and during the duration of any interruption in Tenant's quiet enjoyment of the Leased Property.


                                   ARTICLE 15

                              TRANSFERS BY LANDLORD

         15.1  Transfer  of Leased  Property.  Except as  otherwise  provided in
Article 20, Landlord shall not transfer the Leased Property, or any interest therein, directly or indirectly, to any Person which: (i) does not have sufficient financial resources to fulfill Landlord's obligations hereunder; (ii) is in control of or controlled by Persons who have been convicted of felonies;
(iii) is a Competitor or (iv) fails expressly to assume, in writing, the obligations of Landlord under this Agreement without the prior written consent of Tenant, which consent may be given or withheld by Tenant in Tenant's sole and absolute discretion. Otherwise, subject to the provisions of Section 15.2, Landlord may transfer the Leased Property, or an interest therein, to any Person without the consent of, but upon not less than ten (10) Business Days prior Notice to, Tenant.

         15.2 Conditions of Transfer. Any transfer of the Leased Property permitted by Section 15.1 shall be subject to the prior or simultaneous satisfaction of the following conditions:

         (a) The Retained Funds with respect to the Leased Property shall, at the election of Landlord, (i) be deposited in an escrow account on terms and conditions reasonably satisfactory to Tenant; (ii) be treated as prepaid Minimum Rent for the last year of the Term and Landlord and Tenant shall, prior to the transfer, enter into an amendment to this Agreement reflecting such treatment, such amendment to be in form and substance reasonably satisfactory to Landlord and Tenant; (iii) be paid to Tenant at a discounted rate based on the interest rate published in The Wall Street Journal for U.S. Treasury Obligations having a maturity, closest in time to the last day of the then current Term (including, for this purpose, all exercised Extended Terms); or (iv) be likewise transferred to a successor obligor whose unsecured long term debt is rated investment grade by a nationally recognized rating agency or another successor obligor satisfactory to Tenant in its sole discretion and all Landlord obligations with respect to the same expressly assumed in writing pursuant to an assumption agreement in form and substance reasonably satisfactory to Tenant and pursuant to which, inter alia, such successor obligor expressly recognizes Tenant's right to receive the Retained Funds in accordance with the terms of this Agreement;

         (b) The definition of "Other Leases" and "Collective Leased Properties" set forth in this Agreement shall be amended to eliminate any references to any of the Other Leases or Collective Leased Properties not simultaneously transferred to the successor to Landlord under this Agreement, and the reference to "Other Leases" and "Collective Leased Properties" set forth in the Other Leases shall no longer include this Agreement or the Leased Property.

         (c) If Landlord's interest under this Agreement shall be transferred other than in connection with a transfer of Landlord's interest under all of the Other Leases to the same transferee, a portion of the then current balance in the Reserve shall be allocated to the Leased Property, as reasonably determined by Tenant based on Tenant's reasonable and good faith estimate as to the Leased Property's projected requirements for Reserve fundings relative to the projected requirements for Reserve fundings for the other Collective Leased Properties;

         (d) Any transferee of Landlord pursuant to this Article 15 shall expressly assume in writing the obligations of Landlord under this Agreement; and

         (e) Any overpayments of Additional Rent held by Landlord shall be refunded to Tenant prior to such transfer.


                                   ARTICLE 16

                            SUBLETTING AND ASSIGNMENT

         16.1 Subletting and Assignment. Except as provided in Section 16.3, Tenant shall not, without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like), all or any part of the Leased Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property by anyone other than Tenant, or the Leased Property to be offered or advertised for assignment or subletting. For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include the following (for purposes of this Section 16.1, a "Corporate Transfer"): any direct or indirect transfer of any interest in Tenant such that Tenant shall cease to be a direct or indirect Subsidiary of the Guarantor or any transaction pursuant to which Tenant is merged or consolidated with another Entity which is not the Guarantor or an Affiliated Person of the Guarantor or pursuant to which all or substantially all of Tenant's assets are transferred to any other Entity, as if such change in control or transaction were an assignment of this Agreement but shall not include any involuntary liens or attachments contested by Tenant in good faith in accordance with Article 8.

         Notwithstanding the foregoing if, after giving effect to a Corporate Transfer, Tenant, or all or substantially all of Tenant's assets, would be owned or controlled by a Person who would, in connection therewith, acquire all or substantially all of one or more or all of the Courtyard, Residence Inn, TownePlace Suites or Marriott Hotels business of the Guarantor and its direct and indirect Subsidiaries, provided that, in Landlord's reasonable determination such Person and its controlling parties (x) shall have sufficient expertise and financial resources to carry on the Courtyard or Residence Inn business consistent with historical practices and (y) shall not be convicted felons, Landlord shall, at Tenant's request, waive the restrictions set forth in this
Section 16.1 with respect to such Corporate Transfer and no consent by Landlord shall be required with respect thereto. If Landlord fails to give Notice of such waiver (or the withholding thereof) within twenty (20) Business Days after Tenant's written request therefor, such waiver shall be deemed given.

         If this Agreement is assigned or if the Leased Property or any part thereof are sublet (or occupied by anybody other than Tenant) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such col lection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

         No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder) except as set forth in this Section 16.1, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1. No assignment, subletting or occupancy shall affect any Permitted Use. Any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord's option. Upon an assignment permitted under Section 16.3(c), the transferor Tenant shall be released from all liabilities and obligations under this Agreement arising subsequent to the effective date of such assignment.

         16.2 Required Sublease Provisions. Except for subleases entered into for the purposes of complying with the liquor licensing laws of the State, any sublease of all or any portion of the Leased Property entered into on or after the date hereof shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Hotel Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant,
(iii) be bound by any previous prepayment of more than one (1) Accounting Period, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the Leased Property or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant, or
(viii) be required to remove any Person oc cupying any portion of the Leased Property; and (c), in the event that such subtenant receives a written Notice from Landlord or any Hotel Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Hotel Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall (except in the event of an assignment pursuant to Section 16.3(c)) be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting (except in the event of an assignment pursuant to Section 16.3(c)), Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

         The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

         16.3 Permitted Sublease and Assignment. Notwithstanding the foregoing, but subject to the provisions of Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance after Notice to Landlord, (a) sublease space at the Leased Property for newsstand, gift shop, parking garage, health club, restaurant, bar or commissary purposes or similar concessions in furtherance of the Permitted Use, so long as such subleases do not demise, in the aggregate, in excess of three thousand (3,000) square feet (exclusive of any parking garage subleases), will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Hotel Mortgagee may reasonably require;
(b) in the event  that  there is a  Corporate  Transfer  permitted  pursuant  to
Section 16.1, as a result of which all or substantially all of the assets with respect to one or more, but not all, of the Residence Inn by

Marriott, Courtyard by Marriott, TownePlace Suites or Marriott Hotel brands are transferred to a Person that is not an Affiliated Person as to Tenant, sublease the Leased Property or assign Tenant's rights under this Agreement to an
Affiliated Person as to Tenant or the Guarantor which retains all or substantially all of the assets of the brand or brands not so transferred, provided all of the Collective Leased Properties or Other Leases operated under the same brand or brands are so subleased or assigned, as the case may be; and
(c) in the event that Landlord transfers the Leased Property to a Person other than HPT or any Affiliated Person as to HPT or Landlord (unless all of the Other Leases are simultaneously transferred to the same Person), assign Tenant's rights under this Agreement to an Affiliated Person as to Tenant or the Guarantor.

         16.4 Sublease Limitation. For so long as Landlord or any Affiliated Person as to Landlord shall seek to qualify as a real estate investment trust, anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet the Leased Property on any basis such that the rental to be paid by any sublessee thereunder would be based, in whole or in part, on either
(a) the income or profits derived by the business activities of such sublessee, or (b) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto (it being understood and agreed that no agreements in effect as of the Commencement Date violate the foregoing restrictions).

         16.5 Special Crestline Assignment. Notwithstanding anything herein to the contrary, Landlord shall not unreasonably withhold its consent to an assignment of this Agreement to a wholly owned Subsidiary of Crestline Capital Corporation ("Crestline") provided that (i) no Event of Default shall have occurred and be continuing, (ii) Affiliated Persons of the Guarantor shall continue to manage the Leased Property pursuant to a management agreement satisfactory to Landlord; (iii) the terms of the amended transaction shall be economically neutral to Landlord in Landlord's sole and absolute discretion;
(iv) the then current income statement and balance sheet of Crestline as of the date of assignment shall not be materially and adversely different from those attached hereto as Schedule 1; (v) each of the Other Leases is simultaneously assigned; (vi) the Guarantor's guaranty of this Agreement and the Other Leases shall be in full force and effect or an alternative arrangement satisfactory to Landlord in its sole discretion shall be provided (it being understood and agreed, however, that, upon such assignment, Tenant shall be released hereunder); (vii) any other agreements between Landlord, Tenant and their Affiliated Persons shall be appropriately amended; and (viii) Tenant shall pay all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such assignment.


                                   ARTICLE 17

                 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

         17.1 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer's Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. If such additional information reasonably requires more than ten (10) Business Days to provide, the party furnishing such information shall be entitled to such additional period to respond to such request as may be reasonably required under the circumstances. Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property or the leasehold estate created hereby.

         17.2   Financial   Statements.   Tenant  shall  furnish  the  following
statements to Landlord:

         (a) as soon as publicly available or, in the event the same shall no longer be required to be made public, within forty-five (45) days after each of the first three Fiscal Quarters of any Fiscal Year, the most recent Consolidated Financials;

         (b) as soon as publicly available or, in the event the same shall no longer be required to be made public, within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials for such year, certified by an independent certified public accountant;

         (c) within thirty (30) days after the end of each Accounting Period, an unaudited operating statement prepared on a Hotel by Hotel basis, including occupancy percentages and average rate; and

         (d) promptly after the sending or filing thereof, copies of all reports which Tenant or the Guarantor sends to its security holders generally, and copies of all periodic reports which Tenant or the Guarantor files with the SEC or any stock exchange on which its shares are listed or traded.

         In addition, Tenant shall provide Landlord with information relating to Tenant and its operation of the Leased Property that (a) may be required in order for Landlord to prepare financial statements in accordance with GAAP or to comply with applicable securities laws and regulations and the SEC's interpretation thereof and (b) is of the type that the Guarantor and its Affiliated Persons customarily prepare for other hotel owners; provided, however, that (i) Tenant reserves the right, in good faith, to challenge and require Landlord to use commercially reasonable efforts to challenge any assertion by the SEC, any other applicable regulatory authority, or Landlord's independent public accountants that applicable law, regulations or GAAP require the provision or publication of Proprietary Information, (ii) Landlord shall not, without Tenant's consent (which consent shall not be unreasonably withheld, delayed or conditioned), acquiesce to any such challenged assertion until Landlord has exhausted all reasonable available avenues of administrative review, and (iii) Landlord shall consult with Tenant in pursuing any such challenge and will allow Tenant to participate therein if and to the extent that Tenant so elects. Landlord acknowledges that the foregoing does not constitute an agreement by Tenant either to join in any Landlord filing with or appearance before the SEC or any other regulatory authority or to take or consent to any other action which would cause Tenant to be liable to any third party for any statement or information other than those statements incorporated by reference pursuant to clause (a) above.

Subject to any Hotel Mortgagee entering into such confidentiality agreement with Tenant as Tenant may reasonably require, Landlord may at any time, and from time to time, provide any Hotel Mortgagee with copies of any of the foregoing statements.

         In addition, Landlord shall have the right, from time to time at Landlord's sole cost and expense, upon reasonable Notice, during Tenant's customary business hours, to cause Tenant's books and records with respect to the Leased Property to be audited by auditors selected by Landlord at the place where such books and records are customarily kept, provided that, prior to conducting such audit, Landlord shall enter into a confidentiality agreement with Tenant, such agreement to be in form and substance reasonably satisfactory to Landlord, Tenant and the Guarantor.

         17.3 General Operations. Tenant shall furnish to Landlord, not less than seventy-five (75) days after the commencement of any Fiscal Year, proposed annual budgets in a form consistent with the then standards for the same brand of hotels as the Hotel setting forth projected income and costs and expenses projected to be incurred by Tenant in managing, leasing, maintaining and operating the Hotel during the then current Fiscal Year.


                                   ARTICLE 18

                           LANDLORD'S RIGHT TO INSPECT

         Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours upon not less than twenty-four (24) hours' notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                                   ARTICLE 19

                         ALTERNATIVE DISPUTE RESOLUTION

         19.1 Negotiation and Mediation. Any and all disputes or disagreements arising out of or relating to Landlord's obligations to disburse funds pursuant to Section 5.1.3(b) for which Landlord has timely given Notice pursuant to
Section 5.1.3(b) shall be resolved through negotiations or, at the election of either party, if the dispute is not so resolved within 30 days after Landlord's Notice of dispute, through mediation or, at the election of either party if such mediation has not conclusively resolved such dispute within ninety (90) days after commencement thereof, by binding arbitration conducted in accordance with
Section 19.2.

         19.2  Arbitration.

         (a) The party electing arbitration pursuant to Section 19.1 shall give Notice to that effect to the other party and shall in such Notice appoint an individual as arbitrator on its behalf. Within 15 days after such Notice, the other party, by Notice to the initiating party, shall appoint a second individual as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third individual, and such three arbitrators shall as promptly as possible determine such dispute; provided, however, that:

         (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such dispute; and

         (ii) if the two (2) arbitrators appointed by the parties shall be unable to agree, within 15 days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written Notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of a third arbitrator within 15 days after the arbitrators appointed by the parties give Notice as aforesaid, then either of the parties upon Notice to the other party may request such appointment by the then Chief Judge of the United States District

                  Court for the State of Maryland, or in such Judge's absence, refusal, failure or inability to act, may apply for a court appointment of such third arbitrator.

         (b) Each arbitrator shall be a fit and impartial person who shall have had at least five years' experience in the operation or ownership of hotel properties.

         (c) The arbitration shall be conducted within the State of Maryland and, to the extent consistent with this Section 19.2, in accordance with the rules of the American Arbitration Association. The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within 30 days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final, binding and enforceable against the parties and shall be non-appealable, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

         (d) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.


                                   ARTICLE 20

                                 HOTEL MORTGAGES

         20.1 Landlord May Grant Liens. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 20.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing, provided that any such Encumbrance, when added to all existing Encumbrances affecting the Leased Property, shall not secure a maximum principal amount in excess of (x) seventy percent (70%) of the Allocable Purchase Price of the Leased Property if secured only by the Leased Property or sixty percent (60%) of the Allocable Purchase Prices of such Collective Leased Properties as secure such Encumbrance if secured by the Leased Property and one or more of the other Collective Leased Properties or (y) a sixty percent (60%) loan to value ratio if one or more of the Collective Leased Properties are pooled with other Marriott brand properties. Any such Encumbrance shall provide (subject to Section 20.2) that it is subject to the rights of Tenant under this Agreement. Landlord shall not cross collateralize the Leased Property with any property which is not flagged as a Marriott brand.

         20.2 Subordination of Lease. Subject to Section 20.1 and this Section 20.2, upon Notice from Landlord, Tenant shall execute and deliver an agreement, in form and substance reasonably satisfactory to Landlord and Tenant, subordinating this Agreement to any Encumbrance permitted pursuant to Section 20.1; provided, however, that such subordination shall be on the express condition that the terms of this Agreement shall be recognized by the mortgagee or holder of the deed of trust and any purchaser of the Leased Property at any foreclosure sale (a "Successful Purchaser") and that such mortgagee, holder or Successful Purchaser shall honor and be bound by this Agreement and that, notwithstanding any default by Landlord under such Encumbrance or any foreclosure thereof, Tenant's possession of the Leased Property and rights and obligations under this Agreement shall not be affected thereby and this Agreement shall not be terminated other than in accordance with its terms. The foregoing agreements shall be binding on any purchaser of the Leased Property at foreclosure. Any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate, is herein called "Superior Mortgage" and the holder, trustee or beneficiary of a Superior Mortgage is herein called "Superior Mortgagee". Tenant shall have no obligations under any Superior Mortgage other than those expressly set forth in this Section 20.2.

         If any Superior Mortgagee or the nominee or designee of any Superior Mortgagee or any Successful Purchaser, shall succeed to the rights of Landlord under this Agreement (any such person, "Successor Landlord"), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, such Successor Landlord shall recognize Tenant's rights under this Agreement as herein provided and Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Minimum Rent or Additional Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord's interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, or (f) required to remove any Person occupying the Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord in form and substance reasonably satisfactory to Tenant. Notwithstanding the foregoing, any Successor Landlord and/or Superior Mortgagee shall be liable to pay to Tenant any portions of insurance proceeds or Awards received by the Successor Landlord and/or Superior Mortgagee required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

         20.3 Notices. Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Hotel Mortgagee which complies with Section
20.1 and 20.2 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no notice from Tenant to Landlord as to the Leased Property shall be effective unless and until a copy of the same is given to such Hotel Mortgagee at the address set forth in the above described Notice, and the curing of any of Landlord's defaults by such Hotel Mortgagee or ground lessor shall be treated as performance by Landlord.


                                   ARTICLE 21

                         ADDITIONAL COVENANTS OF TENANT

         21.1 Conduct of Business. Tenant shall not engage in any business other than the leasing and operation of the Collective Leased Properties and activities incidental thereto and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and licenses necessary to conduct such business.

         21.2 Maintenance of Accounts and Records. Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP, where applicable.

         21.3 Notice of Litigation, Etc. Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant. Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

         21.4 Indebtedness of Tenant. Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

         (a)  Indebtedness of Tenant to Landlord;

         (b) Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

         (c) Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or
(ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

         (d) unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant's obligations under this Agreement; or

         (e)  Indebtedness  for  purchase  money  financing in  accordance  with
Section 21.9(a) and other indebtedness incurred in the ordinary course of Tenant's business, including the leasing of personal property.

         21.5 Financial Condition of Tenant. As of the date of this Agreement, Tenant's Tangible Net Worth is an amount at least equal to the aggregate of one year's Minimum Rent payable pursuant to this Agreement and the Other Leases; it being expressly understood and agreed that the Retained Funds may for such purpose be counted as equity at the full amount thereof (without any discount as to its value for any reason, notwithstanding anything to the contrary provided for by GAAP) if such amounts are contributed to Tenant.

         21.6 Distributions, Payments to Affiliated Persons, Etc. Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (other than payments in the ordinary course of business on commercially reasonable terms and payments pursuant to the terms of the Franchise Agreement) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall exist; provided, however, that Tenant may resume making such Distributions if Landlord shall not commence, within ninety (90) days after Notice by Landlord to Tenant of the occurrence of any such Event of Default, to enforce its rights and remedies with respect thereto and diligently pursue enforcement of such rights and remedies thereafter.

         21.7 Prohibited Transactions. At any time an Event of Default shall have occurred and be continuing, Tenant shall not permit to exist or enter into any agreement or arrangement (other than the Franchise Agreement) whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant, except on terms and conditions which are commercially reasonable.

         21.8 Liens and Encumbrances. Except as permitted by Section 7.1, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant's assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

         (a) Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

         (b)  Permitted Encumbrances;

         (c)  As permitted pursuant to Section 21.4; and

         (d) Liens which do not exceed $250,000 in the aggregate and which are fully bonded or otherwise secured to the reasonable satisfaction of Landlord.

         21.9 Merger;  Sale of Assets;  Etc.  Except as  expressly  permitted by
Article 16, Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment, furniture or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment, furniture or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.


                                   ARTICLE 22

                                  MISCELLANEOUS

         22.1 Limitation on Payment of Rent. All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

         22.2 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         22.3 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

         22.4 Severability. Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

         22.5 Acceptance of Surrender. No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         22.6 No Merger of Title. It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in the Leased Property.

         22.7 Conveyance by Landlord. If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof (specifically including
Article 15) other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future li abilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         22.8 Quiet Enjoyment. Provided that no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant's ability to operate the Hotel and (d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant the right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

         22.9 Memorandum of Lease. Neither Landlord nor Tenant shall record this Agreement. However, Landlord and Tenant shall promptly, upon the request of the other, enter into a short form memorandum of this Agreement, in form suitable for recording under the laws of the State in which reference to this Agreement, and all options contained herein, shall be made. The parties shall share equally all costs and expenses of recording such memorandum.

         22.10  Notices.

         (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c)  All such notices shall be addressed,

         if to Landlord to:

                    c/o Hospitality Properties Trust
                    400 Centre Street
                    Newton, Massachusetts  02458
                    Attn:  Mr. John G. Murray
                    [Telecopier No. (617) 969-5730]

         with a copy to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Attn:  Jennifer B. Clark, Esq.
                    [Telecopier No. (617) 338-2880]

         if to Tenant to:

                    Marriott International, Inc.
                    10400 Fernwood Road, Dept. 52-924.11
                    Bethesda, Maryland  20817
                    Attn:  Treasurer
                    [Telecopier No. (301) 380-5067]

          with a copy to:

                    Marriott International, Inc.
                    10400 Fernwood Road, Dept. 52-923.00
                    Bethesda, Maryland  20817
                    Attn:  U.S. Lodging Operations Attorney
                    [Telecopier No. (301) 380-6727]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         22.11 Construction; Nonrecourse. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration. In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by all the parties thereto. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the exercise of any rights of Tenant or Landlord under this Agreement. Except as otherwise set forth in this Agreement, any obligations arising prior to the expiration or sooner termination of this Agreement of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement; provided, however, that each party shall be required to give the other Notice of any such surviving and unsatisfied obligations within one year after the expiration or sooner termination of this Agreement. Except as otherwise expressly provided with respect to the Retained Funds, nothing contained in this Agreement shall be construed to create or impose any liabilities or obligations and no such liabilities or obligations shall be imposed on any of the shareholders, beneficial owners, direct or indirect, officers, directors, trustees, employees or agents of Landlord or Tenant for the payment or performance of the obligations or liabilities of Landlord or Tenant hereunder.

         22.12 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         22.13 Applicable Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State applicable to contracts between residents of the State which are to be performed entirely within the State, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or
(iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         22.14 Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         22.15  Disclosure of Information.

         (a) The parties hereto agree that the matters set forth in this Agreement and any revenue, expense, net profit, rate and occupancy information provided on a hotel by hotel basis are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any Person that is not an Affiliated Person as to any party (including the press) without the prior written consent of the other party, except as may be required by law and as may be reasonably necessary to obtain licenses, permits and other public approvals necessary for the refurbishment or operation of the Hotel, or, subject to the restrictions of Section 22.15(b) relative to the contents of any Prospectus, in connection with a Landlord financing, a sale of the Hotel, or a sale of a controlling interest in Landlord, Tenant or the Guarantor.

         (b) No reference to Tenant or any of its Affiliated Persons will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively, the "Prospectus"), issued by Landlord or any of its Affiliated Persons, which is designated to interest potential investors in the Hotel, unless Tenant has previously received a copy of all such references. No Prospectus shall include rate and occupancy data or revenue, expense or net profit information on a hotel by hotel basis (as distinguished from a collective basis). Regardless of whether Tenant so receives a copy of the Prospectus, neither Tenant nor its Affiliated Persons will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Tenant agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Tenant or any of its Affiliated Persons. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, costs, liability and damage (including reasonable attorneys' fees and expenses, and all cost of litigation) arising out of any Prospectus or the offering described therein; and this obligation of Landlord shall survive termination of this Agreement.

         22.16  Trademarks, Trade Names and Service Marks.

         (a)  The  names   "Marriott",   "Courtyard  by   Marriott",   "Marriott
Courtyard", "Residence Inn", "Residence Inn by Marriott", "Marriott Residence Inn", "TownePlace Suites" and

"TownePlace Suites by Marriott" (each of the foregoing names, together with any combination thereof, collectively, the "Trade Names") when used along or in connection with another word or words, and the Marriott, Courtyard by Marriott, Residence Inn by Marriott or TownePlace Suites trademarks, service marks, other trade names, symbols, logos and designs shall in all events remain the exclusive property of Franchisor or its Affiliated Persons, and nothing contained in this Agreement shall confer on Landlord the right to use any of the Trade Names, or the Marriott, Courtyard by Marriott, or Residence Inn by Marriott or TownePlace Suites trademarks, service marks, other trade names, symbols, logos or designs other than in strict accordance with the terms of this Agreement. Upon termination of this Agreement and the Other Leases, any use of or right to use any of the Trade Names, or any of the Marriott, Courtyard by Marriott, Residence Inn by Marriott or TownePlace Suites trademarks, service marks, other trade names, symbols, logos or designs by Landlord shall be governed by the Franchise Agreement and/or Owner's Agreement, upon termination of this Agreement, and, if the Franchise Agreement or a replacement Franchise Agreement will not remain in effect, Landlord shall promptly remove from the Hotel any signs or similar items which contain any of the Trade Names, trademarks, service marks, other trade names, symbols, logos or designs. If Landlord has not removed such signs or similar items within ten (10) Business Days after termination of this Agreement, Tenant shall have the right to do so at Landlord's expense. Included under the terms of this section are all trademarks, service marks, trade names, symbols, logos or designs used in conjunction with the Hotel, including, but not limited to, restaurant names, lounge names, etc., whether or not the marks contain the "Marriott" name or the Courtyard by Marriott or Residence Inn by Marriott or the TownePlace Suites name. The right to use such trademarks, service marks, trade names, symbols, logos or designs belongs exclusively to Tenant, and the use thereof inures to the benefit of Tenant whether or not the same are registered and regardless of the source of the same. The provisions of this Section 22.16(a) shall survive termination of this Agreement.

         (b) Any computer software (including upgrades and replacements) at the Hotel owned by Tenant or any of its Affiliated Persons, or the licensor of any of them is proprietary to Tenant or any of its Affiliated Persons, or the licensor of any of them and shall in all events remain the exclusive property of Tenant or any of its Affiliated Persons or the licensor of any of them, as the case may be, and nothing contained in this Agreement shall confer on Landlord the right to use any of such software. Tenant shall have the right to remove from the Hotel without compensation to Landlord any computer software (including upgrades and replacements), including, without limitation, the system software, owned by Tenant or any of its Affiliated Persons or the licensor of any of them. Further, upon termination of this Agreement, Tenant shall be entitled to remove from the Hotel without compensation to Landlord any computer equipment utilized as part of a centralized reservation system or owned by a party other than the Landlord.

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

                                    LANDLORD:

                                    HPTMI III PROPERTIES TRUST


                                    By:___________________________
                                       John G. Murray, President

                                     TENANT:

                                     CRTM17 TENANT CORPORATION



                                     By:___________________________
                                              Its (Vice) President